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                                                                     EXHIBIT 2.1

                                                                  EXECUTION FORM

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                NETEGRITY, INC.,

                               TUNA MERGER CORP.,

                                       AND

                              BUSINESS LAYERS, INC.

                                December 30, 2003

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                                TABLE OF CONTENTS

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                                                                                                                     PAGE
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ARTICLE I  THE MERGER............................................................................................     1

   1.1        The Merger.........................................................................................     1
   1.2        The Closing........................................................................................     1
   1.3        Actions at the Closing.............................................................................     1
   1.4        Additional Action..................................................................................     1
   1.5        Conversion of Shares...............................................................................     2
   1.6        Dissenting Shares..................................................................................     3
   1.7        Payment of Consideration...........................................................................     3
   1.8        Fractional Shares..................................................................................     4
   1.9        Options, Warrants and Company Stock Plans..........................................................     4
   1.10       Escrow.............................................................................................     5
   1.11       Certificate of Incorporation and By-laws...........................................................     5
   1.12       No Further Rights..................................................................................     5
   1.13       Closing of Transfer Books..........................................................................     5
   1.14       Taxes..............................................................................................     6

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................     6

   2.1        Organization, Qualification and Corporate Power....................................................     6
   2.2        Capitalization.....................................................................................     6
   2.3        Authorization of Transaction.......................................................................     7
   2.4        Noncontravention...................................................................................     7
   2.5        Subsidiaries.......................................................................................     8
   2.6        Financial Statements...............................................................................     8
   2.7        Absence of Certain Changes.........................................................................     9
   2.8        Undisclosed Liabilities............................................................................     9
   2.9        Tax Matters........................................................................................     9
   2.10       Assets.............................................................................................    11
   2.11       Owned Real Property................................................................................    11
   2.12       Real Property Leases...............................................................................    11
   2.13       Intellectual Property..............................................................................    12
   2.14       Contracts..........................................................................................    13
   2.15       Accounts Receivable................................................................................    15
   2.16       Powers of Attorney.................................................................................    15
   2.17       Insurance..........................................................................................    15
   2.18       Litigation.........................................................................................    15
   2.19       Warranties.........................................................................................    15
   2.20       Employees..........................................................................................    16
   2.21       Employee Benefits..................................................................................    17
   2.22       Environmental Matters..............................................................................    19
   2.23       Legal Compliance...................................................................................    20
   2.24       Customers..........................................................................................    20
   2.25       Permits............................................................................................    20
   2.26       Certain Business Relationships With Affiliates.....................................................    20
   2.27       Brokers' Fees......................................................................................    20
   2.28       Books and Records..................................................................................    20
   2.29       Government Contracts...............................................................................    21
   2.30       Grants, Incentives and Subsidies...................................................................    21

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE TRANSITORY SUBSIDIARY...........................    21
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   3.1        Organization, Qualification and Corporate Power....................................................    22
   3.2        Capitalization.....................................................................................    22
   3.3        Authorization of Transaction.......................................................................    22
   3.4        Noncontravention...................................................................................    22
   3.5        Reports and Financial Statements...................................................................    23
   3.6        Absence of Material Adverse Change.................................................................    23
   3.7        Litigation.........................................................................................    23
   3.8        Interim Operations of the Transitory Subsidiary....................................................    23
   3.9        Sufficiency of Funds...............................................................................    23
   3.10       Form S-3 Eligibility...............................................................................    23

ARTICLE IV  COVENANTS............................................................................................    24

   4.1        Closing Efforts....................................................................................    24
   4.2        Governmental and Third-Party Notices and Consents..................................................    24
   4.3        Stockholder Approval...............................................................................    24
   4.4        Operation of Business..............................................................................    25
   4.5        Access to Information..............................................................................    26
   4.6        Notice of Breaches.................................................................................    26
   4.7        Exclusivity........................................................................................    27
   4.8        Expenses...........................................................................................    27
   4.9        Listing of Merger Shares...........................................................................    27
   4.10       FIRPTA.............................................................................................    27
   4.11       280G Covenant......................................................................................    27
   4.12       Cooperation in Insurance...........................................................................    28
   4.13       Incentive Bonus Plan Payments......................................................................    28
   4.14       Conduct of Business of the Buyer...................................................................    28
   4.15       Director and Officer Indemnification...............................................................    28
   4.16       Termination of 401(k) Plan.........................................................................    28

ARTICLE V  CONDITIONS TO CONSUMMATION OF THE MERGER..............................................................    29

   5.1        Conditions to Each Party's Obligations.............................................................    29
   5.2        Conditions to Obligations of the Buyer and the Transitory Subsidiary...............................    29
   5.3        Conditions to Obligations of the Company...........................................................    30

ARTICLE VI  INDEMNIFICATION......................................................................................    31

   6.1        Indemnification by the Indemnifying Stockholders and Incentive Plan Participants...................    31
   6.2        Indemnification Claims.............................................................................    31
   6.3        Survival of Representations and Warranties.........................................................    34
   6.4        Limitations........................................................................................    34
   6.5        Treatment of Indemnity Payments....................................................................    35

ARTICLE VII  REGISTRATION RIGHTS.................................................................................    35

   7.1        Registration of Shares.............................................................................    35
   7.2        Limitations on Registration Rights.................................................................    35
   7.3        Registration Procedures............................................................................    36
   7.4        Requirements of Company Stockholders...............................................................    36
   7.5        Indemnification by the Buyer.......................................................................    37
   7.6        Assignment of Rights...............................................................................    37
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ARTICLE VIII  TERMINATION........................................................................................    37

   8.1        Termination of Agreement...........................................................................    37
   8.2        Effect of Termination..............................................................................    37

ARTICLE IX  DEFINITIONS..........................................................................................    38

ARTICLE X  MISCELLANEOUS.........................................................................................    48

   10.1       Press Releases and Announcements...................................................................    48
   10.2       No Third Party Beneficiaries.......................................................................    48
   10.3       Entire Agreement...................................................................................    48
   10.4       Succession and Assignment..........................................................................    48
   10.5       Counterparts and Facsimile Signature...............................................................    49
   10.6       Headings...........................................................................................    49
   10.7       Notices............................................................................................    49
   10.8       Governing Law......................................................................................    49
   10.9       Amendments and Waivers.............................................................................    49
   10.10      Severability.......................................................................................    50
   10.11      Submission to Jurisdiction.........................................................................    50
   10.12      Construction.......................................................................................    50

Schedule A -    Parties to the Stockholder Agreements

Exhibit A -     Stockholder Agreement
Exhibit B -     Investment Representation Letter and Stock Restriction Agreement
Exhibit C -     Opinion of Counsel to the Company
Exhibit D -     Opinion of Counsel to the Buyer and the Transitory Subsidiary
Exhibit E -     Escrow Agreement

                                      -iii-

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                          AGREEMENT AND PLAN OF MERGER

         Agreement entered into as of December 30, 2003 (the "Agreement") by and among Netegrity, Inc., a Delaware corporation (the "Buyer"), Tuna Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Business Layers, Inc., a Delaware corporation (the "Company").

         This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive cash and common stock of the Buyer in exchange for their capital stock of the Company.

         Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Buyer's willingness to enter into this Agreement, each of the stockholders of the Company listed on Schedule A have entered into a Stockholder Agreement, dated as of the date of this Agreement, in the form attached hereto as Exhibit A (the "Stockholder Agreement"), pursuant to which such stockholders have, among other things, agreed to vote and to give the Transitory Subsidiary a proxy to vote all of the shares of capital stock of the Company that such stockholders own in favor of the transactions described herein.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I
                                   THE MERGER

         1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company at the Effective Time. From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

         1.2 The Closing. The Closing shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on the Closing Date.

         1.3      Actions at the Closing. At the Closing:

                  (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2;

                  (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3;

                  (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger;

                  (d) the Buyer shall deliver the Closing Cash (by check or wire transfer) and a certificate for the Initial Shares to the Exchange Agent in accordance with Section 1.7; and

                  (e) the Buyer, the Indemnification Representatives and the Escrow Agent shall execute and deliver the Escrow Agreement and the Buyer shall deliver to the Escrow Agent the Escrow Cash and a certificate for the Escrow Shares being placed in escrow on the Closing Date pursuant to Section 1.10.

         1.4 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

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         1.5      Conversion of Shares. At the Effective Time, by virtue of the
Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (a) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Common Shares held in the Company's treasury) shall be cancelled and converted into and represent the right to receive (subject to the provisions of Section 1.10) the Remaining Per Share Consideration, if any.

                  (b) Each Series A Share issued and outstanding immediately prior to the Effective Time (other than Series A Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A Shares held in the Company's treasury) shall be cancelled and converted into and represent the right to receive (subject to the provisions of Section 1.10) the Series A Consideration, if any, for such Series A Share.

                  (c) Each Series B Share issued and outstanding immediately prior to the Effective Time (other than Series B Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B Shares held in the Company's treasury) shall be cancelled and converted into and represent the right to receive (subject to the provisions of Section 1.10) the Series B Consideration, if any, for such Series B Share.

                  (d) Each Series C Share issued and outstanding immediately prior to the Effective Time (other than Series C Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series C Shares held in the Company's treasury) shall be cancelled and converted into and represent the right to receive (subject to the provisions of Section 1.10) the Series C Consideration, if any, for such Series C Share.

                  (e) Each Series D Share issued and outstanding immediately prior to the Effective Time (other than Series D Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series D Shares held in the Company's treasury) shall be cancelled and converted into and represent the right to receive (subject to the provisions of Section 1.10) the Series D Consideration for such Series D Share.

                  (f) Subject to Section 1.7, Company Stockholders shall be entitled to receive as of the Closing (i) the cash into which their Company Shares were converted pursuant to this Section 1.5 (the "Closing Cash") and (ii) such portion of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 as is equal to the Closing Stock Percentage (expressed as a percentage) of such shares (the "Initial Shares"); the remaining Escrow Share Percentage (expressed as a percentage) of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 and otherwise deliverable to Company Stockholders, rounded to the nearest whole number (the "Escrow Shares"), shall be deposited in escrow pursuant to Section 1.10 and shall be held and disposed of in accordance with the terms of the Escrow Agreement.

                  (g) The Company has prepared Schedule 1.5 attached hereto as a preliminary summary of the allocation of proceeds to holders of Company Shares contemplated by this Section 1.5 based on, among other things, the Company's allocation of preferences set forth in this Section 1.5 and certain assumptions concerning the Management Bonus Amount, the Company Options, the Stock Closing Value and the Average Price. The Parties acknowledge and agree that the Company and the Buyer will jointly amend Schedule 1.5 as of the Effective Time to (i) reflect the actual adjustments and allocation of proceeds then required by the applicable provisions of this Agreement and the respective rights, preferences and privileges of the Company Shares and (ii) instruct the Exchange Agent as to the portion of the consideration deposited with the Exchange Agent in accordance with Section 1.7 that is payable as of the Effective Time to specific holders of Company Shares and the portion to be deposited in escrow pursuant to Section 1.10 in respect of each such holder. Notwithstanding the foregoing or anything to the contrary set forth herein, in no event shall the aggregate amounts of the consideration to be deposited by the Buyer with the Exchange Agent in accordance with Section 1.7 and with the Escrow Agent in accordance with Section 1.10 exceed an amount in cash equal to the Cash Consideration and shares of Buyer Common Stock with a value, based on the Average Price, of $27,500,000.

                                     - 2 -
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                  (h)      Each Company Share held in the Company's treasury
immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                  (i) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

         1.6      Dissenting Shares.

                  (a) Dissenting Shares shall not be converted into or represent the right to receive Merger Consideration, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares and signed and delivered an Investment Representation Letter and Stock Restriction Agreement in the form attached hereto as Exhibit B, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to the Exchange Agent (x) the amount of cash to which such holder is entitled pursuant to Section 1.5 and (y) a certificate representing such portion of the Merger Shares to which such holder is entitled pursuant to Section 1.5 as is equal to the Closing Stock Percentage (expressed as a percentage) of such shares (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining Escrow Share Percentage (expressed as a percentage) of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

                  (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         1.7      Payment of Consideration.

                  (a) Prior to the Effective Time, the Buyer shall appoint the Exchange Agent to effect the payment of the Closing Cash and the issuance of the Initial Shares in exchange for Certificates. On the Closing Date, the Buyer shall deliver to the Exchange Agent, in trust for the benefit of holders of Certificates, (i) an amount equal to the Closing Cash (which shall be delivered by check or wire transfer) and (ii) a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Initial Shares, as described in Section 1.5. As soon as practicable after the Effective Time (and in any event not later than 20 days after the Closing Date), the Buyer shall cause the Exchange Agent to send a notice and a transmittal form (in a form reasonably approved by the Company) to each holder of a Certificate advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate in exchange for the Closing Cash and Initial Shares issuable pursuant to Section 1.5. Each holder of a Certificate, upon proper surrender thereof to the Exchange Agent in accordance with the instructions in such notice, shall be entitled to receive in exchange therefor (subject to any Taxes required to be withheld and without interest), as promptly as practicable, the Closing Cash and Initial Shares issuable pursuant to Section
1.5 plus cash in lieu of any fractional shares, as provided in Section 1.8 below. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive the Closing Cash and a certificate for the Initial Shares issuable pursuant to Section 1.5.

                  (b) If any Initial Shares are to be issued in the name of a person other than the person in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to the issuance of such Initial Shares that (i) the Certificate so surrendered shall be transferable, and shall be properly assigned,

                                     - 3 -
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endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay to the Exchange Agent any transfer or other Taxes payable by reason of the foregoing or establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither the Exchange Agent nor any Party shall be liable to a holder of Company Shares for any Initial Shares issuable to such holder pursuant to Section 1.5 that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate, the Closing Cash and Initial Shares issuable in exchange therefor pursuant to Section 1.5. The Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Exchange Agent a bond for the benefit of the Buyer and the Exchange Agent in such sum as it may direct as indemnity against any claim that may be made against the Buyer and/or Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  (d) No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Initial Shares until such holders surrender their Certificates for certificates representing the Merger Shares. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Initial Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Closing Date and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.

                  (e) Any portion of the consideration delivered to the Exchange Agent pursuant to Section 1.7(a) which remains undistributed to the holders of Certificates for twelve (12) months after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Certificates who has not previously complied with this Section 1.7 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of the cash and Initial Shares to which it is entitled pursuant to Section 1.5.

         1.8 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the Stock Closing Value, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

         1.9      Options, Warrants and Company Stock Plans.

                  (a) The Company shall cause the termination, effective immediately prior to the Effective Time and prior to the determination of the Remaining Per Share Consideration, of all outstanding Options and Warrants that then remain unexercised so that no Options or Warrants remain outstanding immediately prior to the Effective Time. Thereafter, the holders of Company Options and Warrants shall, as of the Effective Time, cease to have any further right or entitlement to acquire any Company Common Shares or any shares of capital stock of the Buyer or the Surviving Corporation under the terminated Company Options and Warrants.

                  (b) The Company shall cause the termination, effective immediately prior to the Effective Time and prior to the determination of the Remaining Per Share Consideration, of all Company Stock Plans.

                  (c) The Company shall obtain all consents necessary to cause the termination of all Options and Warrants under Section 1.9(a). The Company shall take all other actions necessary or appropriate so that, as of

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the Effective Time and as a result of the Merger, (i) no options, warrants or other rights to acquire any Company Shares or any securities, debt or other rights convertible into or exchangeable or exercisable for shares of the Company's capital stock are outstanding, (ii) no person other than the Buyer and the holders of Company Shares, Options and Warrants, prior to the Closing, shall have any right, title or interest in or to the ownership of the Company or the Surviving Corporation or any securities issued by the Company or the Surviving Corporation, (iii) the holders of Company Shares, holders of Options and holders of Warrants shall, on and after the Closing, have no right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than, in the case of the holders of Company Shares, the right to payments of cash and Buyer Common Stock in the manner described in this Agreement and (iv) except as provided in Section 1.5, no person holding Company Shares, Options and/or Warrants or rights to acquire Company Shares, Options or Warrants shall by virtue of any such securities have any right to acquire any securities of the Buyer.

         1.10     Escrow.

                  (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares issuable pursuant to Section 1.5 and otherwise deliverable to the Company Stockholders and the Escrow Cash otherwise deliverable to the Incentive Plan Participants, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders and the Incentive Plan Participants set forth in this Agreement. The Escrow Shares and Escrow Cash shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares and the Escrow Cash shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. The Buyer shall be deemed to have deposited into escrow on behalf of each Company Stockholder an amount of shares of Buyer Common Stock equal to the amount set forth for such Company Stockholder on Schedule 1.5, as updated at the Effective Time, and each on behalf of each Incentive Plan Participant an amount of Escrow Cash equal to 10% of the Management Bonus Amount otherwise deliverable to such Incentive Plan Participant pursuant to the Incentive Plan.

                  (b) The adoption of this Agreement and the approval of the Merger by the stockholders of the Company shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

         1.11     Certificate of Incorporation and By-laws.

                  (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that (i) the name of the corporation set forth therein shall be changed to the name of the Company and (ii) the identity of the incorporator shall be deleted.

                  (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.12 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

         1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer, the Surviving Corporation or the Exchange Agent, they shall be cancelled and exchanged for Cash Consideration and Initial Shares in accordance with Section 1.5, subject to Section 1.10 and to applicable law in the case of Dissenting Shares.

         1.14 Taxes. Notwithstanding any other provision in this Agreement, the Buyer, the Company, the Transitory Subsidiary, the Exchange Agent and the Escrow Agent shall have the right to deduct and withhold Taxes from any payments to be made hereunder (including any payments to be made under the Escrow Agreement, pursuant to the Incentive Plan or with respect to the Management Bonus Amount) if such withholding is required by law and to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the Company Stockholders and any other recipients of payments hereunder. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the Company Stockholder or other recipient of payments in respect of which such deduction and withholding was made.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The disclosures in any section or subsection of the Disclosure Schedule shall qualify only (a) the corresponding section or subsection of this Article II and (b) other sections and subsections in this
Article II solely to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

         2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and Tax good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in corporate and Tax good standing under the laws of each jurisdiction listed in Section 2.1 of the Disclosure Schedule, which jurisdictions constitute the only jurisdictions in which the nature of the Company's businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has made available to the Buyer complete and accurate copies of its Certificate of Incorporation and by-laws. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or by-laws.

         2.2      Capitalization.

                  (a) The authorized capital stock of the Company consists of (i) 65,000,000 Common Shares, of which, as of the date of this Agreement, 5,142,771 shares were issued and outstanding and 3,000 shares were held in the treasury of the Company, and (ii) 45,000,000 Preferred Shares, of which (A) 5,200,000 shares have been designated as Series A Shares, of which, as of the date of this Agreement, 5,070,000 shares were issued and outstanding and 130,000 shares were held in the treasury of the Company, (B) 8,160,000 shares have been designated as Series B Shares, of which, as of the date of this Agreement, all of which shares were issued and outstanding, (C) 6,000,000 shares have been designated as Series C Shares, of which, as of the date of this Agreement, 5,000,000 shares were issued and outstanding and (D) 22,800,000 shares have been designated as Series D Shares, of which, as of the date of this Agreement, 21,739,130 shares were issued and outstanding.

                  (b) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of the Agreement, of the holders of capital stock of the Company, showing the citizenship and country of residence of each stockholder, and the number of shares of capital stock, and the class or series of such shares, held by each stockholder. The Company reasonably believes that each holder of Preferred Shares is an "accredited investor" as defined in Rule 501(a) under the Securities Act. Each Preferred Share is convertible into one Common Share. Section 2.2 of the Disclosure Schedule also indicates all outstanding Common Shares that constitute restricted stock or that are otherwise subject to a repurchase or redemption right, indicating the name of the applicable stockholder, the vesting schedule (including any acceleration provisions with respect thereto), and the repurchase price payable by the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities laws. The Company has never declared any dividend on any shares of capital stock. Section
2.2 of the Disclosure Schedule sets forth the Preferred A Preference, the Preferred B Preference, the Preferred C Preference and the Preferred D Preference for each Preferred Share, together with the calculation thereof, and the amount of the daily increase each of the foregoing after the date hereof, together with the calculation thereof. Each holder of Preferred Shares has waived its right to receive 20 days prior notice of the Closing.

                  (c) Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement of: (i) all holders of outstanding Options, indicating with respect to each such holder the number of Common Shares subject to outstanding Options held by such holder and the average exercise price of such Options; and (ii) all holders of outstanding Warrants, indicating with respect to each Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has provided to the Buyer complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Options and all Warrants. All Options outstanding under the Company Stock Plans and all Warrants will terminate and cease to be outstanding as of the Effective Time. All of the shares of capital stock of the Company subject to Options and Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable.

                  (d) Except as set forth in this Section 2.2, as set forth in the Company's Certificate of Incorporation or for the Options and Warrants identified in Section 2.2 of the Disclosure Schedule, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire from the Company any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company.

                  (e) Except as set forth in the Stockholder Agreements, there is no agreement, written or oral, between the Company and any holder of its securities, or, to the Company's knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights), registration under the Securities Act, or voting, of the capital stock of the Company.

         2.3 Authorization of Transaction. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to obtaining the Requisite Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and
(iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

         2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company or the charter, by-laws or other organizational document of any Subsidiary, (b) require on the part of the Company or any Subsidiary any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or
(ii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their respective properties or assets.

         2.5      Subsidiaries.

                  (a)      Section 2.5 of the Disclosure Schedule sets forth:
(i) the name of each Subsidiary; (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

                  (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and Tax good standing under the laws of the jurisdiction of its incorporation. The German Subsidiary is not insolvent or technically overindebted in the sense of Art. 64 of the German Limited Liability Company Act. Each Subsidiary is duly qualified to conduct business and is in corporate and Tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company made available to the Buyer complete and accurate copies of the charter, by-laws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, by-laws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable, not subject to any call, and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

                  (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association or entity which is not a Subsidiary.

         2.6      Financial Statements.

                  (a) The Company has provided to the Buyer the Financial Statements. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, fairly present the consolidated financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; provided, however, that the Financial Statements referred to in clause (b) of the definition of such term are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

                  (b) Section 2.6(b) of the Disclosure Schedule lists, and the Company has delivered to the Buyer copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(a)(4) of Regulation S-K of the SEC) effected by the Company since its inception. Section 2.6(b) of the Disclosure Schedule lists all non-audit services performed by the Company's auditors for the Company since January 1, 2003.

         2.7 Absence of Certain Changes. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Most Recent Balance Sheet, (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and (c) contractual liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet and which are not in the aggregate material.

         2.9      Tax Matters.

                  (a) Each of the Company and the Subsidiaries has properly filed on a timely basis all material Tax Returns that it was required to file, and all such Tax Returns were true, correct and complete in all respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all material Taxes that were due and payable. The unpaid Taxes of the Company and each Subsidiary for tax periods through the Most Recent Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet and all unpaid Taxes of the Company and each Subsidiary for all tax periods commencing after the Most Recent Balance Sheet Date arose in the Ordinary Course of Business and are of a type and amount commensurate with Taxes attributable to prior similar periods. Neither the Company nor any Subsidiary (i) has any liability under Treasury Regulations
Section 1.1502-6 (or any comparable or similar provision of federal, state, local or foreign law), as a transferee or successor, pursuant to any contractual obligation, or otherwise for any Taxes of any person other than the Company or any Subsidiary, or (ii) is a party to or bound by any Tax indemnity, Tax sharing, Tax allocation or similar agreement. All Taxes that the Company or any Subsidiary was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been properly paid to the appropriate Governmental Entity.

                  (b) The Company has delivered to the Buyer or made available to the Buyer for inspection (i) complete and correct copies of all Tax Returns of the Company or any Subsidiary relating to Taxes for all taxable periods for which the applicable statute of limitations has not yet expired and
(ii) complete and correct copies of all private letter rulings, revenue agent reports, information document requests, notices of proposed deficiencies, deficiency notices, protests, petitions, closing agreements, settlement agreements, pending ruling requests and any similar documents submitted by, received by or agreed to by or on behalf of the Company or any Subsidiary relating to Taxes for all taxable periods for which the statute of limitations has not yet expired. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(b) of the Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or has been proposed in writing to the Company. Neither the Company nor any Subsidiary has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has (i) waived any statute of limitations with respect to Taxes or agreed to extend the period for assessment or collection of any Taxes, (ii) requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed, or (iii) executed or filed any power of attorney with any Taxing Authority.

                  (c) Neither the Company nor any Subsidiary: (i) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) of the Code) with respect to the Merger; or (ii) is or has been required to make a basis reduction pursuant to Treasury Regulation
Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                  (d)      None of the assets of the Company or any Subsidiary:
(i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954; (ii) is "tax-exempt use property" within the meaning of
Section 168(h) of the Code; (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code; or (iv) is subject to a lease under Section 7701(h) of the Code or under any predecessor section.

                  (e) There are no adjustments under Section 481 of the Code (or any similar adjustments under any provision of the Code or the corresponding foreign, state or local Tax laws) that are required to be taken into account by the Company or any Subsidiary in any period ending after the Closing Date by reason of a change in method of accounting in any taxable period ending on or before the Closing Date or as a result of the consummation of the transactions contemplated by this Agreement.

                  (f) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of former Section 341(f) of the Code, and none of the assets of the Company or any Subsidiary is subject to an election under former Section 341(f) of the Code; or (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.

                  (g) Neither the Company nor any Subsidiary has ever participated in an international boycott as defined in Section 999 of the Code.

                  (h) Neither the Company nor any Subsidiary has distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of the Company or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the transactions contemplated by this Agreement.

                  (i) Neither the Company nor any Subsidiary owns any interest in an entity that to the Company's knowledge is characterized as a partnership for federal income Tax purposes.

                  (j) Neither the Company nor any Subsidiary is or has been a passive foreign investment company within the meaning of Sections 1291-1297 of the Code.

                  (k) Neither the Company nor any Subsidiary has incurred (or been allocated) an "overall foreign loss" as defined in Section 904(f)(2) of the Code which has not been previously recaptured in full as provided in Sections 904(f)(1) and/or 904(f)(3) of the Code.

                  (l) Neither the Company nor any Subsidiary is a party to a gain recognition agreement under Section 367 of the Code.

                  (m) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing Date as a result of any: (i) deferred intercompany gain or any excess loss account described in Treasury

Regulations under Section 1502 of the Code (or any corresponding provision of state, local or foreign Tax law); (ii) closing agreement" as described in
Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date; (iii) installment sale or other open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

                  (n) There are no liens or other encumbrances with respect to Taxes upon any of the assets or properties of the Company or any Subsidiary, other than with respect to Taxes not yet due and payable.

                  (o) No Company Stockholder holds Company Shares that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under
Section 83(b) of the Code has not been made.

                  (p) To the Company's knowledge, with respect to any taxable periods or portions thereof ending on or before the Closing Date, neither the Company nor any Subsidiary is or ever has been a party to a transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction.

                  (q) Section 2.9(q) of the Disclosure Schedule sets forth a complete and accurate list of all material agreements, rulings, settlements or other Tax documents relating to Tax incentives between the Company or any Subsidiary and a Governmental Entity.

         2.10 Assets. The Company or the applicable Subsidiary is the true and lawful owner, and has good title to, all of the tangible assets purported to be owned by the Company or the Subsidiaries, free and clear of all Security Interests. Each of the Company and the Subsidiaries owns or leases all tangible assets sufficient for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

         2.11 Owned Real Property. Neither the Company nor any Subsidiary has ever owned any real property.

         2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all Leases and lists the term of such Lease, any extension and expansion options, and the rent payable thereunder. The Company has made available to the Buyer complete and accurate copies of the Leases. With respect to each Lease:

                  (a) such Lease is legal, valid, binding, enforceable against the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, any other party under such Lease, and is in full force and effect;

                  (b) such Lease will continue to be legal, valid, binding, enforceable against the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, any other party under such Lease, and will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                  (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such Lease in any material respect, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such Lease in any material respect;

                  (d) there are no disputes, oral agreements or forbearance programs in effect as to such Lease;

                  (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                  (f) to the knowledge of the Company, all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities;

                  (g) no material construction, alteration or other leasehold improvement work with respect to the lease or sublease remains to be paid for by the Company; and

                  (h) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

         2.13     Intellectual Property.

                  (a) Section 2.13(a) of the Disclosure Schedule lists (i) each patent, patent application, copyright registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary and (ii) each Customer Deliverable (other than services provided within the last three years and services to be provided after the Closing under the agreements listed in Section 2.13(a) of the Disclosure Schedule) of the Company or any Subsidiary. To the knowledge of the Company, all of the Intellectual Property described in clause (i) is valid, enforceable and subsisting, and all issuance, renewal, maintenance and other payments that are or have become due with respect thereto have been timely paid by or on behalf of Company or a Subsidiary and all assignments, certificates and other instruments necessary to perfect and record the Company's or a Subsidiary's ownership thereof have been timely filed with the relevant governmental or quasi-governmental offices.

                  (b) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property necessary (i) to use, manufacture, have manufactured, market and distribute the Customer Deliverables and (ii) to operate the Internal Systems. Each item of Company Intellectual Property will be owned or available for use by the Buyer or such Subsidiary immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company or the appropriate Subsidiary has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns or uses. To the knowledge of the Company, (i) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company or the Subsidiaries (except pursuant to agreements or licenses specified in Section 2.13(d) of the Disclosure Schedule), and (ii) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. The German Subsidiary has acquired all employee inventions and technical improvements in accordance with the mandatory provisions of the German Employee Inventions Act ("Arbeitnehmererfindungsgesetz").

                  (c) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(c) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation; and the Company has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat. The Company has provided to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning infringement, violation or misappropriation of any Company Intellectual Property.

                  (d) Section 2.13(d) of the Disclosure Schedule identifies each license or other agreement pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except pursuant to a license or agreement identified in Section 2.13(d) of the Disclosure Schedule or as otherwise described in Section 2.13(d) of the Disclosure Schedule, neither the Company nor any Subsidiary has agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Customer Deliverables.

                  (e) Section 2.13(e) of the Disclosure Schedule identifies each license or agreement pursuant to which the Company or a Subsidiary uses Company Intellectual Property that is owned by a party other than the Company or a Subsidiary (excluding off-the-shelf software programs licensed by the Company or a Subsidiary pursuant to "shrink wrap" licenses or other general commercially available software programs licensed at a cost to the Company or a Subsidiary of less than $5,000).

                  (f) Neither the Company nor any Subsidiary has disclosed the source code for the Software or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in Section 2.13(f) of the Disclosure Schedule, and the Company and each Subsidiary has taken reasonable measures to prevent disclosure of such source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will the consummation of the Merger result in the disclosure or release of such source code by the Company, any Subsidiary, any of their escrow agents, the Surviving Corporation or any other person to any third party.

                  (g) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a Subsidiary within the scope of their employment by the Company or a Subsidiary or by independent contractors of the Company or a Subsidiary who have executed agreements expressly giving all right, title and interest in such copyrightable materials to the Company or a Subsidiary. Such copyrightable materials do not include or constitute a derivative work of any public domain software, open source code, shareware or any software licensed under the General Public License, Lesser General Public License or any other "open source code" license. No portion of such copyrightable materials was jointly developed with any third party that has not given all right, title and interest in such copyrightable materials to the Company or a Subsidiary. No federal, state, local, foreign or other government funding or university or college facilities were used in the development of any of the Company Intellectual Property.

                  (h) The Customer Deliverables conform in all material respects to the written documentation and specifications therefor. To the knowledge of the Company, the Customer Deliverables do not contain any disabling device, virus, worm, back door, Trojan horse or other disruptive or malicious code that may or are intended to impair their intended performance or otherwise permit unauthorized access to, hamper, delete or damage any computer system, software, network or data.

                  (i) The Company and each Subsidiary have been and are in compliance with the U.S. Export Administration Act of 1979, as amended, and all regulations promulgated thereunder.

                  (j) None of the Customer Deliverables nor the business of the Company or any Subsidiary involves the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted under Israeli law, and none of the Customer Deliverables nor the business of the Company or any Subsidiary requires the Company or a Subsidiary to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended.

         2.14     Contracts.

                  (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                           (i)      any agreement (or group of related
agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $10,000 per annum;

                           (ii)     any agreement (or group of related
agreements) for the license or distribution of software, for the purchase or sale of products or for the furnishing or receipt of services (A) which involves more than the sum of $50,000, or (B) in which the Company or any Subsidiary has
(1) granted rights to license or sublicense or copy any Company Intellectual Property (except pursuant to standard end-user or customer agreements, copies of which are attached to Section 2.14 of the Disclosure Schedule), (2) granted "most favored nation" pricing provisions with respect to the Company's or any Subsidiary's products or services, (3) granted marketing or distribution rights relating to any of the Company's or any Subsidiary's products (including the grant of exclusive rights within a territory), (4) agreed to purchase a minimum quantity of goods or services that involves more than the sum of $50,000 or (5) agreed to purchase material goods or services exclusively from a certain party;

                           (iii)    any agreement under which the Company or any
Subsidiary agreed to provide or is otherwise obligated to make available (A) any product that has not been developed and released publicly or (B) any enhancement, modification, improvement, upgrade or other change to a product ("Updates") that has not been developed and released publicly; provided that the foregoing shall not apply to standard maintenance and support agreements or clauses that make reference to future Updates as they become available or may be offered by the Company or a Subsidiary, the forms of which are attached to
Section 2.14 of the Disclosure Schedule;

                           (iv)     any agreement concerning the establishment
or operation of a partnership, joint venture or limited liability company;

                           (v)      any agreement (or group of related
agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or is entitled to impose in accordance with the terms thereof) a Security Interest on any of its assets, tangible or intangible;

                           (vi)     any agreement for the disposition of any
significant portion of the assets or business of the Company or any Subsidiary (other than sales of products in the Ordinary Course of Business) or any agreement for the acquisition of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course of Business);

                           (vii)    any agency, reseller, sublicense,
distributor, sales representative, franchise or similar agreement;

                           (viii)   any agreement under which it provided or
agreed to provide or is otherwise obligated to make available the source code for any Software;

                           (ix)     any agreement containing a non-compete or
similar covenant;

                           (x)      any employment or consulting agreement;

                           (xi)     any agreement involving any current or
former officer, director or stockholder of the Company or any Subsidiary or an Affiliate thereof;

                           (xii)    any agreement under which the consequences
of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                           (xiii)   any agreement which contains any provisions
requiring the Company or a Subsidiary to indemnify any other party (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business and other than any agreements disclosed in Section 2.13(d) of the Disclosure Schedule);

                           (xiv)    any agreement, undertaking or obligation
with or toward Governmental Entities that restrict in any manner the use of the Intellectual Property or any portion thereof, including without limitation obligations toward the OCS;

                           (xv)     agreements relating to any research and
development, product development arrangements or sharing of technology between the Company or any Subsidiary and any government, Governmental

Entities, governmental-related entities and/or third parties, including the OCS, the Investment Center of the Israeli Industry and Trade Office and the BIRD Foundation; and

                           (xvi)    any other agreement (or group of related
agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

                  (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement listed in Section 2.13 or Section 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable against the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, any other party to such agreement, and is in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable against the Company or a Subsidiary, as the case may be, and, to the knowledge of the Company, any other party to such agreement, and will continue to be in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such agreement.

         2.15 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet (other than those paid since such date) are valid receivables subject to no setoffs or counterclaims and, to the Company's knowledge, are current and collectible, net of the applicable reserve for bad debts on the Most Recent Balance Sheet. A complete and accurate list of the accounts receivable reflected on the Most Recent Balance Sheet, showing the aging thereof, is included in Section 2.15 of the Disclosure Schedule. All accounts receivable of the Company and the Subsidiaries that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

         2.17 Insurance. Section 2.17 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, comprehensive general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party, all of which are in full force and effect. To the knowledge of the Company, such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and the Subsidiaries. There is no material claim pending under any such policy as to which coverage has been denied or disputed by the underwriter of such policy. No premiums are currently past due, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase of more than 20% with respect to, any such policy. To the knowledge of the Company, each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.18 Litigation. There is no Legal Proceeding which is pending or has been threatened in writing against the Company or any Subsidiary which (a) seeks either damages in excess of $50,000 or equitable relief or (b) challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. There are no judgments, orders or decrees outstanding against the Company or any Subsidiary.

         2.19 Warranties. No product or service manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than the applicable standard terms and conditions of sale or lease of the Company or the appropriate Subsidiary, which standard terms and conditions are set forth in Section 2.19 of the Disclosure Schedule.

         2.20     Employees.

                  (a) Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary as of the date of this Agreement. The Company has previously delivered to the Buyer a list setting forth the position and the annual rate of compensation of each employee identified in Section 2.20 of the Disclosure Schedule. Each current or past employee of the Company or any Subsidiary has entered into a confidentiality/assignment of inventions agreement with the Company or such Subsidiary, a copy or form of which has previously been delivered to the Buyer.
Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a non-competition agreement with the Company or any Subsidiary; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, all of the agreements referenced in the two preceding sentences will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing. Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are not citizens of the United States. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary. For purposes of this Agreement and the Disclosure Schedule, the Managing Director ("Geschaeftsfuehrer") of the German Subsidiary shall be considered an employee of the German Subsidiary.

                  (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor or trade union with respect to employees of the Company or any Subsidiary. The German Subsidiary does not have a works council.

                  (c) Neither the Company nor any Subsidiary has violated any material labor or employment legislation, regulation or agreement in any relevant jurisdiction.

                  (d) Notwithstanding anything contained in this Agreement to the contrary, and solely with respect to employees of the Company or any Subsidiary who work in Israel (the "Israeli Employees"):

                           (i)      The Subsidiary of the Company incorporated
in Israel (the "Israeli Subsidiary") is not a party to any collective bargaining contract, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization or body, nor is it otherwise required (under any legal requirement, under any contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by Israeli law to be provided pursuant to rules and regulation of the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organization and the Industrialists' Association. The Israeli Subsidiary has not recognized or received a demand for recognition from any collective bargaining representative with respect to any of its Israeli Employees. The Israeli Subsidiary is not subject to, and no Israeli Employees benefit from, any extension orders (tzavei harchava) or any contract or arrangement with respect to employment or termination thereof.

                           (ii)     Except for the employment agreements
described in Section 2.20(d) the Disclosure Schedule and subject to Israeli law, there is no contract between the Company or the Israeli Subsidiary and any of its Israeli Employees or directors that cannot be terminated by the Company or the Israeli Subsidiary upon less than 30 days notice without giving rise to a claim for damages or compensation (except for statutory severance pay).

                           (iii)    The obligation of the Israeli Subsidiary to
provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law (5723-1963) is fully funded or has been properly provided for in the Most Recent Balance Sheet, and the Israeli Subsidiary does not use the provisions of Section 14 of the Severance Pay Law with respect to such statutory severance pay.

                           (iv)     Neither the Company nor the Israeli
Subsidiary is aware of any circumstance that could give rise to any valid claim by a current or former Israeli Employee for compensation on termination of employment (beyond the statutory or contractual severance pay to which employees are entitled).

                           (v)      All amounts (and with respect to subsection
(A) below all material amounts) that the Israeli Subsidiary is legally or contractually required either (A) to deduct from its employees' salaries or to transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (B) to withhold from their employees' salaries and benefits and to pay to any Governmental Entity as required by the Israeli Tax Ordinance and National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid, and the Israeli Subsidiary has no outstanding obligation to make any such deduction, transfer, withholding or payment.

                           (vi)     The Israeli Subsidiary is in compliance in
all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to its Israeli Employees, including but not limited to the Prior Notice to the Employee Law 2002, the Notice to Employee (Terms of Employment) Law 2002, the Prevention of Sexual Harassment Law (5758-1998), and The Employment by Human Resource Contractors Law 1996. The Israeli Subsidiary has not engaged any employees who are foreign or who are residents of the "territories" administered by Israel, and whose employment would require special licenses or permits. There are no written or unwritten policies or customs of the Israeli Subsidiary which, by extension, could entitle employees to benefits in addition to what they are entitled by law (including, by way of example but without limitation, practices concerning the payment of statutory severance pay when it is not legally required).

                           (vii)    To the Company's knowledge, the Israeli
Subsidiary has not engaged any consultants, sub-contractors or freelancers who, according to Israeli law, would be entitled to the rights of an employee vis-a-vis the Israeli Subsidiary, including rights to severance pay, vacation, recuperation pay (dmei havaraa) and other employee related statutory benefits.

                           (viii)   The Company has provided to the Buyer (A) a
correct and complete summary of the calculations concerning the components of the Israeli Employees' salaries, including any components which are not included in the basis for calculation of amounts set aside for purposes of statutory severance pay and pension, (B) any and all agreements with Human Resource Contractors (as defined under Israeli law), or with consultants, sub-contractors or freelancers, and (C) a summary of its policies, procedures and customs regarding termination of employees. The Israeli Subsidiary (x) is not obligated to pay, and does not pay, any dues to the Histadrut Labor Organization and (y) is not obligated to participate in, and does not participate in, the expenses of any worker's committee (Va'ad Ovdim).

                           (ix)     For purposes of this Section 2.20, the term
"employee" shall be construed to include consultants, sales agents and other independent contractors who spend (or spent) a majority of their working time on the business of Company or a Subsidiary (each of whom shall be so identified in Section 2.20(d) of the Disclosure Schedule).

         2.21     Employee Benefits.

                  (a) Section 2.21(a) of the Disclosure Schedule contains a complete and accurate list of all Company Plans. Complete and accurate copies of
(i) all Company Plans which have been reduced to writing, (ii) written summaries of all unwritten Company Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) the last three annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last three plan years for each Company Plan, have been delivered to the Buyer.

                  (b) Each Company Plan has been administered in all material respects in accordance with its terms and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company Plan, and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to each Company Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Company Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Company Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted. No Company Plan has assets that include securities issued by the Company or any ERISA Affiliate.

                  (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Company Plans and proceedings with respect to qualified domestic relations orders) against or involving any Company Plan or asserting any rights or claims to benefits under any Company Plan that could give rise to any material liability.

                  (d) All the Company Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Company Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Company Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would reasonably be expected to result in the loss of its qualification or materially increase its cost. Each Company Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

                  (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (g) There are no unfunded obligations under any Company Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Company Plan which is funded are reported on the books and records of such Company Plan in accordance with GAAP.

                  (h) No act or omission has occurred and no condition exists with respect to any Company Plan that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any material contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Company Plan.

                  (i) No Company Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (j) Each Company Plan is amendable and terminable unilaterally by the Company at any time without material liability or expense to the Company or such Company Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Company Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Company Plan.

                  (k) Section 2.21(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; (iii) agreement or plan binding the Company or any Subsidiary, including any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Company Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; and (iv) the amount of the excise tax under Section 4999 of the Code that is required to be withheld under any applicable law from (1) the payment of the Management Bonus Amount, (2) any other payments to be made under the Incentive Plan or (3) any other payments (as defined in Section 280G of the Code) that are required to made as the result of this Agreement or the closing of the transaction which are subject to Section 280G of the Code, including the amount of the excise tax under Section 4999 of the Code (such schedule listing the specific amount for each recipient).

                  (l) Section 2.21(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time off and the amount of such liabilities as of December 15, 2003.

                  (m) Other than advances for business expenses in the Ordinary Course of Business of not more than $5,000 in the aggregate, there are no loans or extensions of credit from the Company or any Subsidiary to any director, officer or employee.

         2.22     Environmental Matters.

                  (a) Each of the Company and the Subsidiaries has complied in all material respects with all applicable Environmental Laws. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary.

                  (b) Neither the Company nor any Subsidiary has any liabilities or obligations arising from the release of any Materials of Environmental Concern into the environment.

                  (c) Neither the Company nor any Subsidiary is a party to or the subject of any court order, administrative order, consent order or other agreement between the Company and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

                  (d)      Set forth in Section 2.22(d) of the Disclosure
Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has knowledge of and possession of or access to. A complete and accurate copy of each such document has been made available to the Buyer.

                  (e) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

         2.23 Legal Compliance. Each of the Company and the Subsidiaries has conducted their respective businesses in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or communication from any Governmental Entity alleging noncompliance with any applicable law, rule or regulation.

         2.24 Customers. Section 2.24 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 10% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period. As of the date hereof and to the Company's knowledge, no such customer has indicated within the past year that it will stop, or decrease the rate of, buying products from the Company or any Subsidiary.

         2.25 Permits. Section 2.25 of the Disclosure Schedule sets forth a list of all Permits issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as presently proposed to be conducted. Each such Permit is in full force and effect; the Company or the applicable Subsidiary is in material compliance with the terms of each such Permit; and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. To the knowledge of the Company, each such Permit will continue in full force and effect immediately following the Closing.

         2.26 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary, other than advances by the Company for business expenses and business expenses incurred by employees in the Ordinary Course of Business of less than $7,500 with respect to each Affiliate and less than $35,000 in the aggregate. Section
2.26 of the Disclosure Schedule describes any transactions or relationships between the Company or a Subsidiary and any Affiliate thereof which were entered into since the beginning of the time period covered by the Financial Statements or are currently in effect.

         2.27 Brokers' Fees. Except for the fees payable to Broadview International and AxcessNet (the collectively, the "Financial Advisors") that are described in Section 2.27 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.28 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain accurate summaries of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The accounting books and records of the Company and each Subsidiary have been maintained in accordance with good business and bookkeeping practices. Section 2.28 of the Disclosure Schedule contains a list of all bank accounts and safe deposit boxes of the Company and the Subsidiaries and the names of persons having signature authority with respect thereto or access thereto.

         2.29     Government Contracts.

                  (a) Neither the Company nor any Subsidiary has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; to the knowledge of the Company no such suspension or debarment has been threatened or initiated; and the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company, any Subsidiary or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). To the knowledge of the Company, neither the Company nor any Subsidiary has been or is now being audited or investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the knowledge of the Company, has any such audit or investigation been threatened. To the knowledge of the Company, there is no valid basis for (i) the suspension or debarment of the Company or any Subsidiary from bidding on contracts or subcontracts with any Governmental Entity or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

                  (b) To the knowledge of the Company, no basis exists for any of the following with respect to any of its contracts or subcontracts with any Governmental Entity: (i) a Termination for Default (as provided in 48 C.F.R. Ch.1 Section 52.249-8, 52.249-9 or similar sections), (ii) a Termination for Convenience (as provided in 48 C.F.R. Ch.1 Section 52.241-1, 52.249-2 or similar sections), or a Stop Work Order (as provided in 48 C.F.R. Ch.1 Section 52.212-13 or similar sections); and the Company has no reason to believe that funding may not be provided under any contract or subcontract with any Governmental Entity in the upcoming federal fiscal year.

         2.30     Grants, Incentives and Subsidies.

                  (a) Section 2.30(a) of the Disclosure Schedule provides a complete list of all pending and outstanding grants, incentives, exemptions and subsidies (collectively, "Grants") from the Government of the State of Israel or any agency thereof, or from any non-Israeli Governmental Entity, granted to Israeli Subsidiary, including, without limitation, (i) the Investment Center,
(ii) the OCS; (iii) the BIRD Foundation and any other similar governmental or government-related entity, and (iv) the Income Tax Authorities.

                  (b) The Company has made available to the Buyer correct copies of all documents evidencing Grants submitted by Company or the Israeli Subsidiary and of all letters of approval, and supplements and amendments thereto, granted to the Israeli Subsidiary.

                  (c) Section 2.30(c) of the Disclosure Schedule details all material undertakings of the Company and the Israeli Subsidiary given in connection with the Grants. Without limiting the generality of the foregoing,
Section 2.30(c) of the Disclosure Schedule includes the aggregate amounts of each Grant, and the aggregate outstanding obligations of the Israeli Subsidiary thereunder with respect to royalties, or the outstanding amounts to be paid by the OCS to the Israeli Subsidiary and the composition of such obligations or amount by the product or product family to which it relates.

                  (d) The Company and the Israeli Subsidiary are in compliance, in all material respects, with the terms and conditions of the respective Grants and have duly fulfilled, in all material respects, all the undertakings relating thereto.

                  (e) The Company is not aware of any event or other set of circumstances that would reasonably be expected lead to the revocation or material modification of any of the Grants.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date):

         3.1 Organization, Qualification and Corporate Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Each of the Buyer and the Transitory Subsidiary has furnished or made available to the Company complete and accurate copies of its respective Certificate of Incorporation and By-laws.

         3.2 Capitalization. The authorized capital stock of the Buyer consists of (a) 135,000,000 shares of Buyer Common Stock, of which, as of December 26, 2003, 34,980,044 shares were issued and outstanding and 83,657 shares were held in the treasury of the Buyer, and (b) 5,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued or outstanding. The rights and privileges of each class of the Buyer's capital stock are set forth in the Buyer's Certificate of Incorporation. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Buyer has reserved a sufficient number of shares of Buyer Common Stock to satisfy its obligations to the Company Stockholders hereunder. All of the Merger Shares will be, when issued on the terms and conditions of this Agreement, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Buyer's Certificate of Incorporation or By-laws or any agreement to which the Buyer is a party or is otherwise bound. The Buyer Common Stock is listed for quotation on the Nasdaq National Market. No suspension of trading of the Buyer Common Stock on the Nasdaq National Market is in effect or, to the Buyer's knowledge, threatened.

         3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

         3.4 Noncontravention. Subject to the filing of the Stockholder Registration Statement with the SEC in accordance with the Securities Act, the issuance of the Merger Shares in accordance with the Securities Act, the filings after the Closing of such reports, schedules and materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required after the Closing under applicable state securities laws and the securities laws of any foreign country, the filing with The Nasdaq Stock Market of a Notification Form for Listing of Additional Shares with respect to the Merger Shares and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary,

(b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any material contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for
(i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.

         3.5 Reports and Financial Statements. The Buyer has previously furnished or made available to the Company complete and accurate copies, as amended or supplemented, of the Buyer Reports. The Buyer Reports constitute all of the documents required to be filed by the Buyer under the Exchange Act with the SEC from January 1, 2003 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), and (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein.

         3.6 Absence of Material Adverse Change. Since September 30, 2003, there has not occurred any Buyer Material Adverse Effect.

         3.7 Litigation. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 Interim Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.9 Sufficiency of Funds. Buyer has funds sufficient to pay the Closing Cash.

         3.10 Form S-3 Eligibility. Buyer is eligible to use Form S-3 (or successor form) to register the Merger Shares in accordance with Article VII herein.

                                   ARTICLE IV
                                    COVENANTS

         4.1 Closing Efforts. Each of the Parties shall use its Reasonable Commercial Efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using its Reasonable Commercial Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2      Governmental and Third-Party Notices and Consents.

                  (a) Each Party shall use its Reasonable Commercial Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) Each Party shall use its Reasonable Commercial Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required for such Party to obtain or provide to consummate the transactions contemplated hereby and as are required to be listed in the Disclosure Schedule.

         4.3      Stockholder Approval.

                  (a) The Company shall use its Reasonable Commercial Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, all in accordance with the applicable requirements of the Delaware General Corporation Law. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders the Disclosure Statement, which shall include (i) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Indemnifying Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (ii) all of the information required by the Securities Act and the Delaware General Corporation Law and (iii) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the Delaware General Corporation Law and a copy of such Section 262. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld, conditioned or delayed). If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

                  (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

                  (c) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information concerning the Buyer or the Transitory Subsidiary furnished by the Buyer in writing for inclusion in the Disclosure Statement).

                  (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith and this Agreement, use its Reasonable Commercial Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Closing, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer (which shall not be unreasonably withheld, conditioned or delayed):

                  (a) issue or sell any stock or other securities of the Company or any Subsidiary or any options, warrants or rights to acquire any such stock or other securities (except pursuant to the conversion or exercise of Preferred Shares, Options or Warrants outstanding on the date hereof), or amend any of the terms of (including the vesting of) any Options, Warrants or restricted stock agreements, or repurchase or redeem any stock or other securities of the Company (except from former employees, directors or consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of employment with or services to the Company);

                  (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any indebtedness (including obligations in respect of capital leases) for borrowed money or in excess of $25,000; assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) enter into, adopt or amend any Employee Benefit Plan (except as required by changes in applicable law after the date hereof) or any employment or severance agreement or arrangement of the type described in
Section 2.21(k) or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Sections 2.21 or 4.4(d) of the Disclosure Schedule) or hire any new officers or (except in the Ordinary Course of Business) any new employees, or break with past customs or unwritten policies of the Company with respect to benefits not required by law with respect to its Israeli Employees;

                  (e) acquire, sell, lease, license or dispose of any assets or property (including any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than licenses, purchases and sales of assets in the Ordinary Course of Business;

                  (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

                  (g) pay any obligation or liability other than in the Ordinary Course of Business;

                  (h) amend its charter, by-laws or other organizational documents;

                  (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP, or make any new elections, or changes to any current elections, with respect to Taxes;

                  (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement of a nature required to be listed in
Section 2.12, Section 2.13 or Section 2.14 of the Disclosure Schedule;

                  (k) make or commit to make any capital expenditure in excess of $2,500 per item or $5,000 in the aggregate;

                  (l)      institute or settle any Legal Proceeding;

                  (m) receive or apply for the receipt of any Grants or agree to the amendment of any of the terms and conditions of any of the outstanding Grants;

                  (n) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

                  (o) agree in writing or otherwise to take any of the foregoing actions.

         4.5      Access to Information.

                  (a) Subject to Section 10.1 and the Confidentiality Agreement, the Company shall (and shall cause each Subsidiary to), at the Buyer's expense, permit representatives of the Buyer to have full access (at reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial, tax and accounting records (including the work papers of the Company's independent accountants), contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

                  (b) Within 15 days after the end of each month ending prior to the Closing, beginning with December 31, 2003, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

         4.6      Notice of Breaches.

                  (a) From the date of this Agreement until the Effective Time, the Company shall promptly deliver to the Buyer supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement in this Agreement or the Disclosure Schedule inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Disclosure Schedule (unless the events or circumstances causing such inaccuracy or incompletion shall have been approved in advance in writing by the Buyer, in which case such representation or warranty shall not be deemed inaccurate or incomplete).

                  (b) From the date of this Agreement until the Effective Time, the Buyer shall promptly deliver to the Company supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation or warranty in this Agreement inaccurate or incomplete at any time after the date of this Agreement until the Closing. No such supplemental information shall be deemed to avoid or cure any misrepresentation or breach of warranty or constitute an amendment of any representation or warranty in this Agreement (unless the events or circumstances causing such inaccuracy or incompletion shall have been approved in advance in writing by the Company, in which case such representation or warranty shall not be deemed inaccurate or incomplete).

         4.7      Exclusivity.

                  (a) The Company shall not, and the Company shall require each of its Subsidiaries and each of its and their respective officers, directors, employees, representatives and agents not to, directly or indirectly,
(i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than the Buyer) or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction described in clause (i) above.

                  (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.8 Expenses. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal, accounting and financial advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The legal, accounting and financial advisory fees and expenses incurred by the Company and the Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including any fees payable to the Financial Advisors, shall not exceed the amounts set forth in Section 4.8 of the Disclosure Schedule.

         4.9 Listing of Merger Shares. The Buyer shall, if required by the rules of The Nasdaq Stock Market, file with The Nasdaq Stock Market a Notification Form for Listing Additional Shares with respect to the shares of Buyer Common Stock issuable in connection with the Merger.

         4.10 FIRPTA. Prior to the Closing, the Company shall deliver to the Buyer and to the Internal Revenue Service a notice that the Company Shares are not "U.S. real property interests" in accordance with Treasury Regulations under Sections 897 and 1445 of the Code. If the Buyer does not receive the notice described above on or before the Closing Date, the Buyer, the Transitory Subsidiary, or the Exchange Agent shall be permitted to withhold from the payments to be made pursuant to this Agreement any required withholding Tax under Section 1445 of the Code.

         4.11 280G Covenant. Prior to the Closing, the Company shall submit to a stockholder vote the right of any "disqualified individual" (as defined in Section 280G(c) of the Code) to receive any and all payments (or other benefits) that could be deemed "parachute payments" under Section 280G(b) of the Code, in a manner that satisfies the stockholder approval requirements for the small business exemption of Section 280G(b)(5) of the Code and any regulations (including proposed regulations) promulgated thereunder. Consistent with the requirements of Section 280G(b)(5) and the regulations, such vote shall establish the "disqualified individual's" right to the payment, benefit or other compensation, and before the Closing Date, the Company shall provide adequate disclosure to all Company Stockholders of all material facts concerning all payments that, but for such vote, could be deemed "parachute payments" to a "disqualified individual" under Section 280G of the Code in a manner that satisfies Section 280G(b)(5)(B)(ii) of the Code and any regulations (including proposed regulations) promulgated thereunder.

         4.12 Cooperation in Insurance. The Company agrees to cooperate with Buyer in the transition of insurance to Buyer's insurance carrier effective as of the Closing. In furtherance thereof, the Company shall execute a so-called broker of record letter and such additional documentation as the Buyer shall reasonably request.

         4.13 Incentive Bonus Plan Payments. Following the Closing, the Buyer shall make the cash payments required under the Incentive Plan to each Incentive Plan Participant, less any Escrow Cash to be deposited in escrow on behalf of such Incentive Plan Participant pursuant to Section 1.10, subject to receipt of a Release (as defined in the Incentive Plan) and a Participation Agreement (as defined in the Incentive Plan) from such Incentive Plan Participant as required by the Incentive Plan, all in accordance with written instructions provided by the Company to the Buyer not later than the Effective Time, including, the amount of the Management Bonus Amount, the name each Incentive Plan Participant and the amount of cash payable to such individual under the Incentive Plan.

         4.14 Conduct of Business of the Buyer. Except as contemplated by this Agreement, during the period from the date of this Agreement until the Closing, the Buyer shall not, without the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed):

                  (a) amend its Certificate of Incorporation or Bylaws in a manner adverse to holders of the Buyer Common Stock;

                  (b) declare, set aside, pay any extraordinary dividend or other distribution (whether in cash, stock or property or any combination thereof), in respect of the Buyer Common Stock;

                  (c) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Buyer set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

                  (d) agree in writing or otherwise to take any of the foregoing actions.

         4.15 Director and Officer Indemnification. From and after the Effective Time, the Buyer will cause the Surviving Corporation to fulfill and honor in all material respects the obligations of the Company pursuant to the indemnification agreements between the Company and its directors and officers identified in Section 2.14 of the Disclosure Schedule, subject to applicable law. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company's directors and officers immediately prior to the Effective Time as those contained in the Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of such individuals, unless such modification is required by law; provided, however, nothing herein shall prevent the merger of the Surviving Corporation with and into the Buyer and nothing herein shall, in connection therewith, require the Buyer to amend its certificate of incorporation and/or by-laws.

         4.16 Termination of 401(k) Plan. The Company agrees to terminate its 401(k) plan effective as of the day immediately prior to the Closing Date and deliver to the Buyer evidence that such 401(k) plan has been terminated pursuant to resolutions of its Board of Directors (the form and substance of which resolutions shall be subject to prior review and approval of the Buyer).

                                    ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the condition that this Agreement and the Merger shall have received the Requisite Stockholder Approval.

         5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

                  (a) the number of Dissenting Shares and Company Shares held by Company Stockholders who have not consented to the adoption of this Agreement and approval of the Merger, in the aggregate, shall be less than 3% of the number of outstanding Common Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares);

                  (b) the Company and the Subsidiaries shall have obtained at their own expense (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section
5.2 of the Disclosure Schedule;

                  (c) subject to Section 4.6(a), the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in
Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

                  (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (e) no Company Material Adverse Effect shall have occurred;

                  (f) no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (g) the Company shall have delivered to the Buyer and the Transitory Subsidiary the Company Certificate;

                  (h) each of the Company Stockholders shall have executed and delivered to the Buyer an Investment Representation Letter and Stock Restriction Agreement in the form attached hereto as Exhibit B and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

                  (i) the Buyer shall have received copies of the resignations, effective as of the Closing, of each director of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

                  (j) the Buyer shall have received from counsel to the Company an opinion in substantially the form attached hereto as Exhibit C, addressed to the Buyer dated as of the Closing Date;

                  (k) the Company shall have repaid in full all outstanding obligations under that certain promissory note, dated March 2, 2001, issued to First Union National Bank in the original principal amount of up to $500,000, and the Security Interest related thereto shall have been terminated;

                  (l) the Company shall have delivered to the Buyer evidence reasonably satisfactory to the Buyer that all outstanding Options, Warrants and other rights to purchase Company Shares or other equity interests in the Company have been exercised in full or terminated effective immediately prior to or at the Effective Time; and

                  (m) the Buyer shall have received such other customary certificates and instruments (including certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

         5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the Buyer, if required by the rules of The Nasdaq Stock Market, shall have filed with The Nasdaq Stock Market a Notification Form for Listing of Additional Shares with respect to the shares of Buyer Common Stock issuable in connection with the Merger;

                  (b) the Buyer shall have obtained at its own expense (and shall have provided copies thereof to the Company) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 5.3 of the Disclosure Schedule;

                  (c) subject to Section 4.6(b), the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and in Section 3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

                  (d) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

                  (e) no Legal Proceeding shall be pending or threatened in writing wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (f)      no Buyer Material Adverse Effect shall have occurred;

                  (g) the Buyer shall have delivered to the Company the Buyer Certificate;

                  (h) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion in substantially the form attached hereto as Exhibit D, addressed to the Company and dated as of the Closing Date; and

                  (i) the Company shall have received such other customary certificates and instruments (including certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by the Indemnifying Stockholders and Incentive Plan Participants. Subject to Section 6.4, the Indemnifying Stockholders and Incentive Plan Participants shall indemnify the Buyer in respect of, and hold it harmless against, any and all Damages incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of the Company contained in this Agreement or any other agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement (other than a breach for which the Surviving Corporation, the Buyer or any Affiliate thereof is entitled to indemnification under Section 6.1(d));

                  (b) any failure to perform any covenant or agreement of the Company contained in this Agreement or any agreement or instrument furnished by the Company to the Buyer pursuant to this Agreement;

                  (c) the Incentive Plan, the Management Bonus Amount or any claim by any Incentive Plan Participant or any other party relating thereto (other than the payments to be made to Incentive Plan Participants that are set forth in the written instructions provided by the Company to the Buyer in accordance with Section 4.13); or

                  (d) any claim that a Customer Deliverable, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity, including a claim related to the matters described in Section 2.13(b) of the Disclosure Schedule.

         6.2      Indemnification Claims.

                  (a) An Indemnified Party shall give written notification to the Indemnifying Party of the commencement of any Third Party Action. Such notification shall be given within 20 days after receipt by the Indemnified Party of notice of such Third Party Action, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such Third Party Action and the amount of the claimed damages; provided, however, that no delay or failure on the part of the Indemnified Party in so notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Third Party Action with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if (A) it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such Third Party Action constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Party is liable under this Article VI and (ii) the Indemnifying Party may not assume control of the defense of Third Party Action involving criminal liability or in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not, or is not permitted under the terms hereof to, so assume control of the defense of a Third Party Action, the Indemnified Party shall control such defense. The Non-controlling Party may participate in such defense at its own expense. The Controlling Party shall keep the Non-controlling Party advised of the status of such Third Party Action and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such Third Party Action (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such Third Party Action. The fees and expenses of counsel to the Indemnified Party with respect to a Third Party Action shall be considered Damages for purposes of this Agreement if (i) the Indemnified Party controls the defense of such Third Party Action pursuant to the terms of this Section 6.2(a) or (ii) the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such Third Party Action. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any Third Party Action without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such Third Party Action without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, conditioned or delayed.

                  (b) In order to seek indemnification under this Article VI (whether or not relating to a Third Party Action), an Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. If the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a Response, in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount, in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares and an amount of Escrow Cash (by check or wire transfer) as have an aggregate Value equal to the Claimed Amount (pro rata based on the amount of Escrow Cash and the aggregate Value of Escrow Shares then held in escrow), (ii) agree that the Indemnified Party is entitled to receive the Agreed Amount, in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount; provided that if the Indemnified Party is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares and an amount of Escrow Cash (by check or wire transfer) as have an aggregate Value equal to the Agreed Amount (pro rata based on the amount of Escrow Cash and the aggregate Value of Escrow Shares then held in escrow), or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. For purposes of this Article VI, the "Value" of an Escrow Share delivered in satisfaction of an indemnity claim shall be the Average Price (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the Closing Date).

                  (d) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall submit the Dispute to binding arbitration, and the provisions of
Section 6.2(e) shall become effective with respect to such Dispute. If the Indemnified Party is seeking to enforce the claim that is the subject of the Dispute pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement or arbitration), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares and Escrow Cash shall be distributed to the Buyer and/or the Indemnifying Stockholders and Incentive Plan Participants (which notice shall be consistent with the terms of the resolution of the Dispute).

                  (e) If, as set forth in Section 6.2(d), the Indemnified Party and the Indemnifying Party submit any Dispute to binding arbitration, the arbitration shall be conducted by a single arbitrator (the "Arbitrator") in accordance with the Commercial Rules in effect from time to time and the following provisions:

                           (i)      In the event of any conflict between the
Commercial Rules in effect from time to time and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

                           (ii)     The parties shall commence the arbitration
by jointly filing a written submission with the New York, New York office of the AAA in accordance with Commercial Rule 5 (or any successor provision).

                           (iii)    No depositions or other discovery shall be
conducted in connection with the arbitration, unless the Arbitrator determines otherwise.

                           (iv)     Not later than 30 days after the conclusion
of the arbitration hearing, the Arbitrator shall prepare and distribute to the parties a writing setting forth the arbitral award and the Arbitrator's reasons therefor. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the parties, and judgment thereon may be entered and enforced in any court of competent jurisdiction (subject to Section 10.11), provided that the Arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief.

                           (v)      The Arbitrator shall have no power or
authority, under the Commercial Rules or otherwise, to (x) modify or disregard any provision of this Agreement, including the provisions of this Section 6.2(e), or (y) address or resolve any issue not submitted by the parties.

                           (vi)     In connection with any arbitration
proceeding pursuant to this Agreement, each party shall bear its own costs and expenses, except that the fees and costs of the AAA and the Arbitrator, the costs and expenses of obtaining the facility where the arbitration hearing is held, and such other costs and expenses as the Arbitrator may determine to be directly related to the conduct of the arbitration and appropriately borne jointly by the parties (which shall not include any party's attorneys' fees or costs, witness fees (if any), costs of investigation and similar expenses) shall be shared equally by the Indemnified Party and the Indemnifying Party.

                  (f) Notwithstanding the other provisions of this Section 6.2, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and
(iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                  (g) For purposes of this Section 6.2 and the second and third sentences of Section 6.3, any references to the Indemnifying Party (except provisions relating to an obligation to make any payments) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder and Incentive Plan Participant to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders and Incentive Plan Participants under this Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder or Incentive Plan Participant for any action taken or omitted on behalf of the Indemnifying Stockholders or Incentive Plan Participants pursuant to this Article VI and shall be indemnified and held harmless by the Indemnifying Stockholders and Incentive Plan Participants for any acts taken in their capacity as Indemnification Representatives absent bad faith or willful misconduct. The Indemnification Representatives shall be entitled to full reimbursement for any expenses incurred in good faith in such capacity from the Indemnifying Stockholders and Incentive Plan Participants pro rata based on the Value of shares and/or cash held in escrow on behalf of each.

         6.3 Survival of Representations and Warranties. All representations and warranties in this Agreement shall (a) survive the Closing and (b) shall expire on the first anniversary of the Closing Date, except that the representations and warranties set forth in Sections 2.9, 2.21 and 2.22 shall survive until 30 days following expiration of all statutes of limitation applicable to the matters referred to therein. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or an Expected Claim Notice based upon a breach of such representation or warranty, then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares and Escrow Cash have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares and Escrow Cash to the Indemnifying Stockholders and Incentive Plan Participants in accordance with the terms of the Escrow Agreement. The rights to indemnification set forth in this Article VI shall not be affected by (i) any investigation conducted by or on behalf of an Indemnified Party or any knowledge acquired (or capable of being acquired) by an Indemnified Party, whether before or after the date of this Agreement or the Closing Date (including through supplements to the Disclosure Schedule permitted by Section 4.6), with respect to the inaccuracy or noncompliance with any representation, warranty, covenant or obligation which is the subject of indemnification hereunder or (ii) any waiver by an Indemnified Party of any closing condition relating to the accuracy of representations and warranties or the performance of or compliance with agreements and covenants.

         6.4      Limitations.

                  (a) Notwithstanding anything to the contrary herein, (i) the Indemnifying Stockholders and the Incentive Plan Participants shall be liable for only that portion of the aggregate Damages under Section 6.1(a) for which they would otherwise be liable which exceeds $300,000, (ii) the aggregate liability of the Indemnifying Stockholders and the Incentive Plan Participants for Damages under Section 6.1(d) shall not exceed $2.125 million and (iii) each Indemnifying Stockholder and Incentive Plan Participant shall only be liable for his, her or its pro rata share (based on the Value of the Escrow Shares or amount of Escrow Cash initially placed in escrow on behalf of such Indemnifying Stockholder or Incentive Plan Participant as a percentage of the Value of all of the Escrow Shares and Escrow Cash initially placed in escrow on behalf of all Indemnifying Stockholders and Incentive Plan Participants); provided that the limitation set forth in clause (i) of this sentence shall not apply to a breach of the covenants set forth in Section 4.8 or Section 4.11 or a breach of the representations and warranties set forth in Section 2.9(c) or Section 2.21(k). For purposes solely of this Article VI, all representations and warranties of the Company in Article II (other than Section 2.7) shall be construed as if the term "material" and any reference to "Company Material Adverse Effect" (and variations thereof) were omitted from such representations and warranties.

                  (b) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders and the Incentive Plan Participants under this Agreement. Except with respect to claims based on fraud, claims pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.9, 2.21 or 2.22, claims pursuant to Section 6.1(b) relating to a breach of the covenants set forth in Sections 4.8 or 4.11 or claims pursuant to Section 6.1(c), the Escrow Agreement shall be the exclusive means for the Buyer to collect any Damages to which it is entitled under this Agreement. In the event of a claim pursuant to Section 6.1(a) relating to a breach of the representations and warranties set forth in Sections 2.9, 2.21 or 2.22, the Buyer shall not attempt to collect any Damages directly from the Indemnifying Stockholders prior to the Termination Date (as defined in the Escrow Agreement) unless there are no remaining Escrow Shares held in escrow pursuant to the Escrow Agreement or a Claim Notice or Expected Claim Notice has been given relating to Damages in excess of the Value of the Escrow Shares and Escrow Cash then held in escrow pursuant to the Escrow Agreement.

                  (c) No Indemnifying Stockholder or Incentive Plan Participant shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                  (d) In computing the amount of Damages recoverable by an Indemnified Party hereunder, the following shall apply:

                           (i)      The Indemnifying Party shall be given the
benefit of any insurance proceeds, on an after-tax basis, to the extent that such proceeds are actually received by the Indemnified Party and relate to the indemnity claim; and

                           (ii)     The Indemnifying Party shall not be required
to indemnify the Indemnified Party for any consequential or incidental damages; provided that this clause (ii) shall not limit the amount recoverable by an Indemnified Party in connection with a claim by a person or entity other than a Party against such Indemnified Party.

         6.5 Treatment of Indemnity Payments. Any payments made to an Indemnified Party pursuant to this Article VI or pursuant to the Escrow Agreement shall be treated as an adjustment to the Merger Consideration for Tax purposes.

                                   ARTICLE VII
                               REGISTRATION RIGHTS

         7.1 Registration of Shares. The Buyer shall file the Stockholder Registration Statement with the SEC on or prior to February 2, 2004. The Buyer shall use its Reasonable Commercial Efforts to cause the Stockholder Registration Statement to be declared effective by the SEC as soon as practicable; provided that the Buyer shall not be required to make any filing with the SEC prior to the date that such filing otherwise would be due. The Buyer shall cause the Stockholder Registration Statement to remain effective until the date one year after the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto.

         7.2      Limitations on Registration Rights.

                  (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend the Stockholder Registration Statement after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer files a registration statement (other than a registration statement on Form S-8 or its successor form) with the SEC for a public offering of its securities or (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations.

                  (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus. Notwithstanding anything to the contrary in this
Section 7.2, (i) in no event shall any delay or suspension exceed 75 days, and (ii) in no event shall the Buyer exercise this right to delay or suspend the Stockholder Registration Statement more than two times in any 12 month period.

         7.3      Registration Procedures.

                  (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

                  (b) The Buyer shall use its Reasonable Commercial Efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of each state of the United States; provided, however, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (c) Subject to Section 7.2, the Buyer shall prepare and file with the SEC such amendments and supplements to such Stockholder Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act.

                  (d) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

                  (e) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by the Company Stockholders.

         7.4 Requirements of Company Stockholders. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

                  (a) the Company Stockholder owning such shares shall have delivered to the Buyer not later than January 26, 2004 in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing not later than January 14, 2004 and as is customarily required in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

                  (b) such Company Stockholder shall have delivered to the Buyer not later than January 26, 2004 its written agreement in form and substance reasonably acceptable to the Buyer: (i) to indemnify the Buyer and each of its directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this Section 7.4, provided, however, that in no event shall such indemnification by any Company Stockholder exceed the net proceeds received by such Company Stockholder from the sale of shares pursuant to the Stockholder Registration Statement (the "Net Proceeds"); (ii) to report to the Buyer sales made pursuant to the Stockholder Registration Statement; and (iii) that the number of Merger Shares sold, assigned, disposed of, pledged or otherwise transferred by such Company Stockholder in any calendar week shall not exceed the Share Transfer Cap of such Company Stockholder.

         7.5 Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished in writing to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this Section 7.5; provided that the Company Stockholder that is a party to such claim or suit shall be entitled to participate therein at its own expense.

         7.6 Assignment of Rights. A Company Stockholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares to an immediate family member, or trust for their benefit or, in the case of a partnership, limited liability company or corporation, to its partners, members or stockholders, respectively, pursuant to a pro rata distribution of its Merger Shares, provided each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

                                  ARTICLE VIII
                                   TERMINATION

         8.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Closing (whether before or after Requisite Stockholder Approval), as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) if curable, is not cured within 30 days following delivery by the Buyer to the Company of written notice of such breach;

                  (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach (i) individually or in combination with any other such breach, would cause the conditions set forth in clauses (c) or (d) of
Section 5.3 not to be satisfied and (ii) if curable, is not cured within 30 days following delivery by the Company to the Buyer of written notice of such breach;

                  (d) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the stockholders of the Company have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger failed to receive the Requisite Stockholder Approval;

                  (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before February 15, 2004 (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                  (f) the Company may terminate this Agreement by giving written notice to the Buyer if the Closing shall not have occurred on or before February 15, 2004 (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

         8.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).

                                   ARTICLE IX
                                   DEFINITIONS

         For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

         "AAA" shall mean the American Arbitration Association.

         "Affiliate" shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act of 1934.

         "Agreed Amount" shall mean part, but not all, of the Claimed Amount.

         "Arbitrator" shall have the meaning set forth in Section 6.2(e).

         "Average Price" shall mean the average of the last reported sale prices per share of the Buyer Common Stock on the Nasdaq National Market over the 20 consecutive trading days ending on the trading day that is two trading days prior to the Closing Date; provided that if the average so computed is $9.38 or less, Average Price shall mean $9.38, and if the average so computed is $14.06 or more, Average Price shall mean $14.06; provided further that the Average Price shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date hereof and the Effective Time.

         "Buyer" shall have the meaning set forth in the first paragraph of this Agreement.

         "Buyer Certificate" shall mean a certificate to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Buyer or the Transitory Subsidiary) of Section 5.3 is satisfied in all respects.

         "Buyer Common Stock" shall mean the shares of common stock, $.01 par value per share, of the Buyer.

         "Buyer Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Buyer (other than changes, effects or circumstances that are the direct result of (a) economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Buyer operates or competes, except to the extent the Buyer is disproportionately affected thereby, or (b) a change in accounting requirements or principles); provided, however, that a Buyer Material Adverse Effect shall not include any failure by the Buyer to meet projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date of the Agreement or any adverse change that is directly attributable to (i) the announcement or pendency of the Merger or (ii) the compliance by the Buyer with the terms of, or the taking of any actions required by, the Agreement. An adverse change in stock price of Buyer Common Stock shall not, in and of itself, be deemed to have a Buyer Material Adverse Effect. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Buyer Material Adverse Effect.

         "Buyer Reports" shall mean (a) the Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as filed with SEC, and (b) all other reports filed by the Buyer under the Exchange Act with the SEC since January 1, 2003.

         "Cash Consideration" shall mean (a) $15,000,000 less (b) the Management Bonus Amount less (c) the amount by which the legal, accounting and financial advisory fees and expenses incurred by the Company and the Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including any fees payable to the Financial Advisors, as set forth in Section
4.8 of the Disclosure Schedule, exceed $950,000.

         "Cash Percentage" shall mean the result obtained by dividing (a) the Cash Consideration by (b) the sum of (i) the Cash Consideration and (ii) the result obtained by multiplying (1) the Stock Consideration Amount by (2) the Stock Closing Value.

         "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate of Merger" shall mean the certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law.

         "Certificates" shall mean stock certificates that, immediately prior to the Effective Time, represented Company Shares converted into Merger Consideration pursuant to Section 1.5 (including any Company Shares referred to in the last sentence of Section 1.6(a)).

         "Claim Notice" shall mean written notification which contains (a) a description of the Damages incurred or reasonably expected to be incurred by the Indemnified Party and the Claimed Amount of such Damages, to the extent then known, (b) a statement that the Indemnified Party is entitled to indemnification under Article VI for such Damages and a reasonable explanation of the basis therefor, and (c) a demand for payment in the amount of such Damages.

         "Claimed Amount" shall mean the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party.

         "Closing" shall mean the closing of the transactions contemplated by this Agreement.

         "Closing Cash" shall have the meaning set forth in Section 1.5(f).

         "Closing Date" shall mean the date of the satisfaction or waiver of all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby (excluding the delivery at the Closing of any of the documents set forth in Article V), or such other date as may be mutually agreeable to the Parties.

         "Closing Stock Percentage" shall mean the result obtained by subtracting (a) the Escrow Share Percentage from (b) one.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commercial Rules" shall mean the Commercial Arbitration Rules of the AAA.

         "Common Shares" shall mean the shares of common stock, $.001 par value per share, of the Company.

         "Company" shall have the meaning set forth in the first paragraph of this Agreement.

         "Company Certificate" shall mean a certificate to the effect that each of the conditions specified in Section 5.1 and clauses (a) through (f) (insofar as clause (f) relates to Legal Proceedings involving the Company or a Subsidiary) of Section 5.2 is satisfied in all respects.

         "Company Intellectual Property" shall mean the Intellectual Property owned by or licensed to the Company or a Subsidiary and covering, incorporated in, underlying or used in connection with the Customer Deliverables or the Internal Systems.

         "Company Material Adverse Effect" shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, (a) the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Company and the Subsidiaries, taken as a whole (other than changes, effects or circumstances that are the direct result of (i) economic factors affecting the economy as a whole or that are the result of factors generally affecting the industry or specific markets in which the Company and the Subsidiaries, taken as a whole, operate or compete, except to the extent the Company and the Subsidiaries, taken as a whole, are disproportionately affected thereby, (ii) a change in accounting requirements or principles, (iii) any actions taken or announced by the Buyer or taken or announced by the Company at the request or direction of the Buyer, or any inaction or failure to act by the Buyer or by the Company at the request or direction of the Buyer or

(iv) the failure by the Buyer to comply with the terms of or to take actions required or contemplated by the Agreement), or (b) the ability of the Buyer to operate the business of the Company and each of the Subsidiaries immediately after the Closing; provided, however, that a Company Material Adverse Effect shall not include any failure by the Company to meet projections or forecasts for any period ending (or for which revenues or earnings are released) on or after the date of the Agreement or any adverse change that is directly attributable to (1) the announcement or pendency of the Merger or (2) the compliance by the Company with the terms of, or the taking of any actions required by, the Agreement. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meaning ascribed to Company Material Adverse Effect.

         "Company Plan" shall mean any Employee Benefit Plan maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate.

         "Company Shares" shall mean the Common Shares and the Preferred Shares together.

         "Company Stock Plan" shall mean any stock option plan or other stock or equity-related plan of the Company.

         "Company Stockholders" shall mean the stockholders of record of the Company immediately prior to the Effective Time.

         "Confidentiality Agreement" shall mean the Mutual Non-Disclosure Agreement dated April 1, 2002 between the Buyer and the Company.

         "Controlling Party" shall mean the party controlling the defense of any Third Party Action.

         "Customer Deliverables" shall mean (a) the products that the Company or any Subsidiary (i) currently manufactures, markets, sells or licenses, or (ii) has manufactured, marketed, sold or licensed within the previous three years, or
(iii) has currently under development and (b) the services that the Company or any Subsidiary (i) currently provides, or (ii) has provided within the previous three years, or (iii) has currently under development.

         "Damages" shall mean any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation), other than those costs and expenses of arbitration of a Dispute which are to be shared equally by the Indemnified Party and the Indemnifying Party as set forth in Section 6.2(e)(vi).

         "Disclosure Schedule" shall mean the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer, as the same may be supplemented pursuant to Section 4.6.

         "Disclosure Statement" shall mean a written proxy or information statement containing the information prescribed by Section 4.3(a).

         "Dispute" shall mean the dispute resulting if the Indemnifying Party in a Response disputes its liability for all or part of the Claimed Amount.

         "Dissenting Shares" shall mean Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time.

         "Effective Time" shall mean the time at which the Surviving Corporation files the Certificate of Merger with the Secretary of State of the State of Delaware.

         "Employee Benefit Plan" shall mean any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance benefits, redundancy payments, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or benefits or post-retirement compensation or benefits.

         "Environmental Law" shall mean any federal, state or local law, statute, rule, order, directive, judgment, Permit or regulation or the common law relating to the environment, occupational health and safety, or exposure of persons or property to Materials of Environmental Concern, including any statute, regulation, administrative decision or order pertaining to: (i) the presence of or the treatment, storage, disposal, generation, transportation, handling, distribution, manufacture, processing, use, import, export, labeling, recycling, registration, investigation or remediation of Materials of Environmental Concern or documentation related to the foregoing; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release, threatened release, or accidental release into the environment, the workplace or other areas of Materials of Environmental Concern, including emissions, discharges, injections, spills, escapes or dumping of Materials of Environmental Concern; (v) transfer of interests in or control of real property which may be contaminated; (vi) community or worker right-to-know disclosures with respect to Materials of Environmental Concern; (vii) the protection of wild life, marine life and wetlands, and endangered and threatened species; (viii) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; and (ix) health and safety of employees and other persons. As used above, the term "release" shall have the meaning set forth in CERCLA.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any entity which is, or at any applicable time was, a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code), (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (c) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

         "Escrow Agreement" shall mean an escrow agreement in substantially the form attached hereto as Exhibit E.

         "Escrow Agent" shall mean a bank, trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as escrow agent in accordance with Section 1.10 and the Escrow Agreement.

         "Escrow Cash" shall mean the result obtained by multiplying (a) the Management Bonus Amount by (b) 0.10.

         "Escrow Share Percentage" shall mean the sum of (a) 0.10 and (b) the result obtained by dividing (i) the result obtained by subtracting (1) the Escrow Cash from (2) $1,500,000 by (ii) $27,500,000.

         "Escrow Shares" shall have the meaning set forth in Section 1.5(f).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" shall mean a bank, trust company or other entity reasonably satisfactory to the Company appointed by the Buyer to act as exchange agent in accordance with Section 1.7.

         "Expected Claim Notice" shall mean a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, an Indemnified Party reasonably expects to incur Damages for which it is entitled to indemnification under Article VI.

         "Financial Advisors" shall have the meaning set forth in Section 2.27.

         "Financial Statements" shall mean:

                  (a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of the end of and for each of the last three fiscal years, and

                  (b) the Most Recent Balance Sheet and the unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the nine months ended as of the Most Recent Balance Sheet Date.

         "GAAP" shall mean United States generally accepted accounting principles.

         "German Subsidiary" shall mean Business Layers GmbH.

         "Governmental Entity" shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

         "Grants" shall have the meaning set forth in Section 2.30.

         "Incentive Plan" shall mean the Company's Incentive Bonus Plan described in Section 2.21(k) of the Disclosure Schedule.

         "Incentive Plan Participant" shall mean each person entitled to payment pursuant to the Incentive Plan.

         "Indemnification Representatives" shall mean James Furnivall and Jonathan Medved.

         "Indemnified Party" shall mean a party entitled, or seeking to assert rights, to indemnification under Article VI.

         "Indemnifying Party" shall mean the party from whom indemnification is sought by the Indemnified Party.

         "Indemnifying Stockholders" shall mean the Company Stockholders receiving Merger Consideration pursuant to Section 1.5.

         "Initial Shares" shall have the meaning set forth in Section 1.5(f).

         "Intellectual Property" shall mean all:

                  (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, patent applications, registrations and applications for registrations;

                  (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof;

                  (c) copyrights and registrations and applications for registration thereof;

                  (d) computer software, data and printed, visual or electronic materials, reports, white papers, documentation, specifications, designs, flow charts, code listings, instructions, user manuals, frequently asked questions, release notes, recall notices, error logs, diagnostic reports, marketing materials and other information describing the use, operation, installation, configuration, features, functionality, pricing, marketing or correction of a product, whether or not provided to end users;

                  (e) inventions, trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information;

                  (f) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); and

                  (g)      copies and tangible embodiments thereof.

         "Internal Systems" shall mean the internal systems of the Company or any Subsidiary that are material to and used in its business or operations, including computer hardware systems, software applications and embedded systems.

         "Israeli Employee" shall have the meaning set forth in Section 2.20(d).

         "Israeli Subsidiary" shall have the meaning set forth in Section
2.20(d).

         "Lease" shall mean any lease or sublease pursuant to which the Company or a Subsidiary leases or subleases from another party any real property.

         "Legal Proceeding" shall mean any action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator.

         "Management Bonus Amount" shall mean the aggregate amount payable by the Company upon the Closing pursuant to the Incentive Plan.

         "Materials of Environmental Concern" shall mean any: pollutants, contaminants or hazardous substances (as such terms are defined under CERCLA), pesticides (as such term is defined under the Federal Insecticide, Fungicide and Rodenticide Act), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), chemicals, other hazardous, radioactive or toxic materials, oil, petroleum and petroleum products (and fractions thereof), or any other material (or article containing such material) listed or subject to regulation under any law, statute, rule, regulation, order, Permit, or directive due to its potential, directly or indirectly, to harm the environment or the health of humans or other living beings.

         "Merger" shall mean the merger of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement.

         "Merger Consideration" shall mean the Cash Consideration, Initial Shares and Escrow Shares together.

         "Merger Shares" shall mean the Initial Shares and the Escrow Shares together.

         "Most Recent Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company as of the Most Recent Balance Sheet Date.

         "Most Recent Balance Sheet Date" shall mean September 30, 2003.

         "Net Proceeds" shall have the meaning set forth in Section 7.4(b).

         "Non-controlling Party" shall mean the party not controlling the defense of any Third Party Action.

         "OCS" shall mean the Office of Chief Scientist of the Israeli Industry and Trade Office.

         "Option" shall mean each option to purchase or acquire Common Shares, provided, that Warrants and Preferred Shares shall not be considered Options.

         "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to frequency and amount).

         "Parties" shall mean the Buyer, the Transitory Subsidiary and the Company.

         "Permits" shall mean all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property).

         "Preferred Shares" shall mean the shares of preferred stock, $.001 par value per share, of the Company.

         "Reasonable Commercial Efforts" shall mean a party's reasonable commercial efforts to take or cause to be taken the specified action.

         "Remaining Cash Consideration" shall mean an amount in cash equal to the result obtained by subtracting (a) the sum of (i) the Series A Cash Preference, in the aggregate, for all Series A Shares, (ii) the Series B Cash Preference, in the aggregate, for all Series B Shares, (iii) the Series C Cash Preference, in the aggregate, for all Series C Shares and (iv) the Series D Cash Preference, in the aggregate, for all Series D Shares from (b) the Cash Consideration.

         "Remaining Per Share Consideration" shall mean (a) an amount (not less than zero) in cash equal to the result obtained by dividing (i) the Remaining Cash Consideration by (ii) the aggregate number of Common Shares (assuming the conversion of all Preferred Shares into Common Shares) outstanding immediately prior to the Effective Time and (b) such number (not less than zero) of shares of Buyer Common Stock as is equal to the result obtained by dividing (i) the Remaining Stock Consideration by (ii) the aggregate number of Common Shares (assuming the conversion of all Preferred Shares into Common Shares) outstanding immediately prior to the Effective Time.

         "Remaining Stock Consideration" shall mean the result obtained by subtracting (a) the sum of (i) the Series A Stock Preference, in the aggregate, for all Series A Shares, (ii) the Series B Stock Preference, in the aggregate, for all Series B Shares, (iii) the Series C Stock Preference, in the aggregate, for all Series C Shares and (iv) the Series D Stock Preference, in the aggregate, for all Series D Shares from (b) the Stock Consideration Amount.

         "Requisite Stockholder Approval" shall mean the adoption of this Agreement and the approval of the Merger by the holders of shares representing
(i) a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger and (ii) at least two-thirds of the outstanding Preferred Shares, voting together as a single class.

         "Response" shall mean a written response containing the information provided for in Section 6.2(c).

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Security Interest" shall mean any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (iii) liens arising in the Ordinary Course of Business of the Company and not material to the Company.

         "Series A Cash Preference" shall mean, with respect to each Series A Share, the lesser of (a) the result obtained by dividing (i) the result obtained by subtracting (1) the sum of (x) the Series B Cash Preference, in the aggregate, for all Series B Shares, (y) the Series C Cash Preference, in the aggregate, for all Series C Shares and (z) the Series D Cash Preference, in the aggregate, for all Series D Shares from (2) the Cash Consideration by (ii) the aggregate number of Series A Shares outstanding immediately prior to the Effective Time and (b) the result obtained by multiplying the (i) Cash Percentage by (ii) the Preferred A Preference (as defined in the Company's Certificate of Incorporation) for such Series A Share.

         "Series A Consideration" shall mean, with respect to each Series A Share, (i) the Series A Per Share Consideration, if any, for such Series A Share and (ii) the Remaining Per Share Consideration, if any; provided, that if the value of the Series A Per Share Consideration and the Remaining Per Share Consideration (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) exceeds $7.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series A Shares after the date hereof), "Series A Consideration" shall mean, with respect to such Series A Share, the Series A Per Share Consideration for such Series A Share and such portion of the Remaining Per Share Consideration that has an aggregate value (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) equal to $7.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series A Shares after the date hereof).

         "Series A Per Share Consideration" shall mean, with respect to each Series A Share, (a) an amount (not less than zero) in cash equal to the Series A Cash Preference for such Series A Share and (b) such number (not less than zero) of shares of Buyer Common Stock as is equal to the Series A Stock Preference for such Series A Share.

         "Series A Shares" shall mean the shares of Series A preferred stock, $.001 par value per share, of the Company.

         "Series A Stock Preference" shall mean, with respect to each Series A Share, the lesser of (a) the result obtained by dividing (i) the result obtained by subtracting (1) the sum of (x) the Series B Stock Preference, in the aggregate, for all Series B Shares, (y) the Series C Stock Preference, in the aggregate, for all Series C Shares and (z) the Series D Stock Preference, in the aggregate, for all Series D Shares from (2) the Stock Consideration Amount by
(ii) the aggregate number of Series A Shares outstanding immediately prior to the Effective Time and (b) the result obtained by dividing (i) the product of
(1) the Stock Percentage and (2) the Preferred A Preference (as defined in the Company's Certificate of Incorporation) for such Series A Share by (ii) the Stock Closing Value.

         "Series B Cash Preference" shall mean, with respect to each Series B Share, the lesser of (a) the result obtained by dividing (i) the result obtained by subtracting (1) the sum of (x) the Series C Cash Preference, in the aggregate, for all Series C Shares and (y) the Series D Cash Preference, in the aggregate, for all Series D Shares from (2) the Cash Consideration by (ii) the aggregate number of Series B Shares outstanding immediately prior to the Effective Time and (b) the result obtained by multiplying the (i) Cash Percentage by (ii) the Preferred B Preference (as defined in the Company's Certificate of Incorporation) for such Series B Share.

         "Series B Consideration" shall mean, with respect to each Series B Share, (i) the Series B Per Share Consideration, if any, for such Series B Share and (ii) the Remaining Per Share Consideration, if any; provided, that if the value of the Series B Per Share Consideration and the Remaining Per Share Consideration (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) exceeds $7.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series B Shares after the date hereof), "Series B Consideration" shall mean, with respect to such Series B Share, the Series B Per Share Consideration for such Series B Share and such portion of the Remaining Per Share Consideration that has an aggregate value (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) equal to $7.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series B Shares after the date hereof).

         "Series B Per Share Consideration" shall mean, with respect to each Series B Share, (a) an amount (not less than zero) in cash equal to the Series B Cash Preference for such Series B Share and (b) such number (not less than zero) of shares of Buyer Common Stock as is equal to the Series B Stock Preference for such Series B Share.

         "Series B Shares" shall mean the shares of Series B preferred stock, $.001 par value per share, of the Company.

         "Series B Stock Preference" shall mean, with respect to each Series B Share, the lesser of (a) the result obtained by dividing (i) the result obtained by subtracting (1) the sum of (x) the Series C Stock Preference, in the aggregate, for all Series C Shares and (y) the Series D Stock Preference, in the aggregate, for all Series D Shares from (2) the Stock Consideration Amount by
(ii) the aggregate number of Series B Shares outstanding immediately prior to the Effective Time and (b) the result obtained by dividing (i) the product of
(1) the Stock Percentage and (2) the Preferred B Preference (as defined in the Company's Certificate of Incorporation) for such Series B Share by (ii) the Stock Closing Value.

         "Series C Cash Preference" shall mean, with respect to each Series C Share, the lesser of (a) the result obtained by dividing (i) the result obtained by subtracting (1) the Series D Cash Preference, in the aggregate, for all Series D Shares from (2) the Cash Consideration by (ii) the aggregate number of Series C Shares outstanding immediately prior to the Effective Time and (b) the result obtained by multiplying the (i) Cash Percentage by (ii) the Preferred C Preference (as defined in the Company's Certificate of Incorporation) for such Series C Share.

         "Series C Consideration" shall mean, with respect to each Series C Share, (i) the Series C Per Share Consideration, if any, for such Series C Share and (ii) the Remaining Per Share Consideration, if any; provided, that if the value of the Series C Per Share Consideration and the Remaining Per Share Consideration (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) exceeds $7.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series C Shares after the date hereof), "Series C Consideration" shall mean, with respect to such Series C Share, the Series C Per Share Consideration for such Series C Share and such portion of the Remaining Per Share Consideration that has an aggregate value (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) equal to $7.50 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series C Shares after the date hereof).

         "Series C Per Share Consideration" shall mean, with respect to each Series C Share, (a) an amount (not less than zero) in cash equal to the Series C Cash Preference for such Series C Share and (b) such number (not less than zero) of shares of Buyer Common Stock as is equal to the Series C Stock Preference for such Series C Share.

         "Series C Shares" shall mean the shares of Series C preferred stock, $.001 par value per share, of the Company.

         "Series C Stock Preference" shall mean, with respect to each Series C Share, the lesser of (a) the result obtained by dividing (i) the result obtained by subtracting (1) the Series D Stock Preference, in the aggregate, for all Series D Shares from (2) the Stock Consideration Amount by (ii) the aggregate number of Series C Shares outstanding immediately prior to the Effective Time and (b) the result obtained by dividing (i) the product of (1) the Stock Percentage and (2) the Preferred C Preference (as defined in the Company's Certificate of Incorporation) for such Series C Share by (ii) the Stock Closing Value.

         "Series D Cash Preference" shall mean, with respect to each Series D Share, the lesser of (a) the result obtained by dividing (i) the Cash Consideration by (ii) the aggregate number of Series D Shares outstanding immediately prior to the Effective Time and (b) the result obtained by multiplying the (i) Cash Percentage by (ii) the Preferred D Preference (as defined in the Company's Certificate of Incorporation) for such Series D Share.

         "Series D Consideration" shall mean, with respect to each Series D Share, (i) the Series D Per Share Consideration, if any, for such Series D Share and (ii) the Remaining Per Share Consideration, if any; provided, that if the value of the Series D Per Share Consideration and the Remaining Per Share Consideration (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) exceeds $5.00 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series D Shares after the date hereof), "Series D Consideration" shall mean, with respect to such Series D Share, the Series D Per Share Consideration for such Series D Share and such portion of the Remaining Per Share Consideration that has an aggregate value (for this purpose, valuing Buyer Common Stock at the Closing Stock Value) equal to $5.00 (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Series D Shares after the date hereof).

         "Series D Per Share Consideration" shall mean, with respect to each Series D Share, (a) an amount in cash equal to the Series D Cash Preference for such Series D Share and (b) such number of shares of Buyer Common Stock as is equal to the Series D Stock Preference for such Series D Share.

         "Series D Shares" shall mean the shares of Series D preferred stock, $.001 par value per share, of the Company.

         "Series D Stock Preference" shall mean, with respect to each Series D Share, the lesser of (a) the result obtained by dividing (i) the Stock Consideration Amount by (ii) the aggregate number of Series D Shares outstanding immediately prior to the Effective Time and (b) the result obtained by dividing
(i) the product of (1) the Stock Percentage and (2) the Preferred D Preference (as defined in the Company's Certificate of Incorporation) for such Series D Share by (ii) the Stock Closing Value.

         "Share Transfer Cap" shall mean, with respect to each Company Stockholder, the result obtained by multiplying (a) the number of shares of Buyer Common Stock into which his, her or its Company Shares were converted pursuant to Section 1.5 by (b) the result obtained by dividing (i) 300,000 by
(ii) the Stock Consideration Amount.

         "Software" shall mean any of the software, including applications, utilities, development tools and tool kits, diagnostics, databases and embedded systems, owned by the Company or a Subsidiary.

         "Stock Closing Value" shall mean the last reported sale price per share of the Buyer Common Stock on The Nasdaq National Market on the last trading day prior to the Closing Date.

         "Stock Consideration Amount" shall mean (a) $27,500,000 divided by (b) the Average Price.

         "Stock Percentage" shall mean the result obtained by subtracting (a) the Cash Percentage from (b) one.

         "Stockholder Agreement" shall have the meaning set forth in the third paragraph of this Agreement.

         "Stockholder Registration Statement" shall mean a registration statement on Form S-3 covering the resale to the public by the Company Stockholders of the Merger Shares.

         "Subsidiary" shall mean, with respect to any entity, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such entity (or another Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

         "Surviving Corporation" shall mean the Company, as the surviving corporation in the Merger.

         "Taxes" shall mean any and all taxes, charges, fees, levies or other similar assessments or liabilities in the nature of a tax, including, without limitation, income, gross receipts, ad valorem, premium, value-added, net worth, capital stock, capital gains, documentary, recapture, alternative or add-on minimum, disability, estimated, registration, recording, excise, real property, personal property, sales, use, license, lease, service, service use, transfer, withholding, employment, unemployment, insurance, social security, national insurance, pay as you earn, business license, business organization, environmental, workers compensation, payroll, recuperation fees, profits, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes of any kind whatsoever imposed by the United States of America or any state, local or foreign government (including social security contributions under the German Social Insurance Code (SGB III (unemployment), SGB V (health care), SGB VI (pension) and SGB XI (home care and nursing))), or any agency or political subdivision thereof, and any interest, fines, penalties, assessments or additions to tax imposed with respect to such items or any contest or dispute thereof.

         "Tax Returns" shall mean any and all reports, returns, declarations, or statements relating to Taxes, including any schedule or attachment thereto and any related or supporting workpapers or information with respect to any of the foregoing, including any amendment thereof.

         "Third Party Action" shall mean any suit or proceeding by a person or entity other than a Party for which indemnification may be sought by a Party under Article VI.

         "Transitory Subsidiary" shall have the meaning set forth in the first paragraph of this Agreement.

         "Updates" shall have the meaning set forth in Section 2.14.

         "Value" of Escrow Shares shall have the meaning set forth in Section 6.2(c).

         "Warrant" shall mean each warrant or other contractual right to purchase or acquire Company Shares, provided that Options and Preferred Shares shall not be considered Warrants.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure). Notwithstanding anything herein or anything in the Confidentiality Agreement to the contrary, any Party to this Agreement or the Confidentiality Agreement and any Company Stockholder (and any employee, representative or other agent of any of these) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities laws. For the purposes of the foregoing sentence, (i) the "tax treatment" of a transaction means the purported or claimed federal income tax treatment of the transaction and (ii) the "tax structure" of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction. Thus, for the avoidance of doubt, the Parties acknowledge and agree that the tax treatment and tax structure of any transaction does not include the name of any Party to the transaction or any sensitive business information (including, without limitation, the name and other specific information about any Party's intellectual property or other proprietary assets) unless such information is necessary to understand the purported or claimed federal income tax treatment of the transaction.

         10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning issuance of the Merger Consideration and the provisions of Article VII concerning registration rights are intended for the benefit of the Company Stockholders, and provided further, however, that at any time after the Effective Time, any rights or claims of the Company arising from or relating to this Agreement may be raised, brought or enforced by the Indemnification Representatives on behalf of the Company Stockholders and/or Incentive Plan Participants, as the case may be.

         10.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Confidentiality Agreement shall remain in effect in accordance with its terms.

         10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other

Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         10.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:                                    Copy to:

Business Layers, Inc.                                 Pillsbury Winthrop LLP
365 West Passaic Street                               One Battery Park Plaza
Rochelle Park, NJ 07662                               New York, NY  10004
Facsimile: (201) 291-0006                             Facsimile: (212) 858-1500
Attn: Chief Executive Officer                         Attn: Babak Yaghmaie, Esq.

If to the Buyer or the Transitory Subsidiary:         Copy to:

Netegrity, Inc.                                       Hale and Dorr LLP
201 Jones Road                                        60 State Street
Waltham, MA  02451                                    Boston, MA 02109
Facsimile: (781) 697-0400                             Facsimile: (617) 526-5000
Attn:  Chief Executive Officer                        Attn: Mark G. Borden, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Notwithstanding the foregoing, any notice, request, demand, claim or other communication under Article VII shall be deemed duly delivered to a Company Stockholder if delivered to an Indemnification Representative at the address or telecopy number for such Indemnification Representative set forth in the Escrow Agreement and in the manner set forth therein. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 Governing Law. This Agreement (including the validity and applicability of the arbitration provisions of this Agreement, the conduct of any arbitration of a Dispute, the enforcement of any arbitral award made hereunder and any other questions of arbitration law or procedure arising hereunder) shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         10.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.11    Submission to Jurisdiction. Subject to Section 6.2, each Party
(a) submits to the jurisdiction of any state or federal court sitting in Delaware in any action or proceeding arising out of or relating to this Agreement (including any action or proceeding for the enforcement of any arbitral award made in connection with any arbitration of a Dispute hereunder),
(b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court; provided in each case that, solely with respect to any arbitration of a Dispute, the Arbitrator shall resolve all threshold issues relating to the validity and applicability of the arbitration provisions of this Agreement, contract validity, applicability of statutes of limitations and issue preclusion, and such threshold issues shall not be heard or determined by such court. Each Party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.7, provided that nothing in this Section 10.11 shall affect the right of any Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

         10.12    Construction.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                  (c) Any reference herein to "including" shall be interpreted as "including without limitation".

                  (d) Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

                  (e) Any reference to "knowledge" of an entity, or words of similar import, shall be deemed to refer to the actual knowledge of the directors and officers of such entity after inquiry of such other persons within the entity and its Subsidiaries the directors and officers reasonably believe would possess such information.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                    NETEGRITY, INC.

                                    By: /s/ Barry N. Bycoff

                                    Title: President and Chief Executive Officer

                                    TUNA MERGER CORP.

                                    By: /s/ M. Colette Cooke

                                    Title: President

                                    BUSINESS LAYERS, INC.

                                    By: /s/ Izhar Shay

                                    Title: President and Chief Executive Officer

         The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by the holders of shares representing a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                     /s/ M. Colette Cooke
                                    --------------------------------------------
                                    Secretary

         The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by the holders of shares representing (i) a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and (ii) at least two-thirds of the outstanding Preferred Shares, voting together as a single class.

                                     /s/ Mark Herman
                                    --------------------------------------------
                                    Secretary

The following schedules and exhibits to this Agreement and Plan of Merger have been omitted and will be provided to the Commission upon request to Netegrity:

Exhibit A - Stockholder Agreement

Exhibit B - Investment Representation Letter and Stock Restriction Agreement

Exhibit C - Opinion of Counsel to the Company

Exhibit D - Opinion of Counsel to the Buyer and the Transitory Subsidiary

Exhibit E - Escrow Agreement

Schedule A

Schedule 1.5

Disclosure Schedule